Exhibit 10.12

LEASE AGREEMENT

By

and

Between

Dairy Drive, LLC,

as Landlord

and

INO Therapeutics LLC,

as Tenant

ARTICLE I	PREMISES AND TERM	1
1.1	Leased Premises; Parking; Signage	1
1.2	Commencement of Lease and Term of Lease	1
1.3	Lease Year	2

ARTICLE II	REPRESENTATIONS AND WARRANTIES	2
2.1	Landlord’s Representations and Warranties	2
2.2	Tenant’s Representations and Warranties	3

ARTICLE III	DEVELOPMENT OF THE PREMISES	3

ARTICLE IV	RENT; SECURITY DEPOSIT	3
4.1	Base Monthly Rent	3
4.2	Net Lease	4
4.3	Additional Rent	4
4.4	Operating Costs	4
4.5	Security Deposit	5

ARTICLE V	RENEWAL OPTION	6
5.1	Tenant’s Option to Renew	6

ARTICLE VI	TAXES AND ASSESSMENTS	6
6.1	Payment Generally	6
6.2	Apportionment	7
6.3	Special Assessments	7
6.4	No Obligation to Pay Landlord’s Taxes	7
6.5	Permitted Contests	7

ARTICLE VII	USE	7
7.1	Use of Premises	7
7.2	Compliance with Law	8
7.3	Environmental Matters	8
7.4	Rules and Regulations	10

ARTICLE VIII	ALTERATIONS	11
8.1	Procedural Requirements	11
8.2	Performance of Alterations	11

ARTICLE IX	LANDLORD’S AND TENANT’S PROPERTY	11
9.1	Landlord’s Property	11

9.2	Tenant’s Property	11
9.3	Removal of the Tenant’s Property	12

ARTICLE X	REPAIRS AND MAINTENANCE; UTILITIES	12
10.1	Landlord Representation and Responsibilities	12
10.2	Tenant Responsibilities	13

ARTICLE XI	INSURANCE	13
11.1	Insurance to be Maintained by Tenant	13
11.2	Insurance to be Maintained by Landlord	14
11.3	Release and Waiver of Right of Recovery	15
11.4	Failure to Provide Insurance	15

ARTICLE XII	DAMAGE OR DESTRUCTION	15
12.1	Notification	15
12.2	Total Destruction	16
12.3	Repair Provisions	16
12.4	Rental Abatement	16

ARTICLE XIII	EMINENT DOMAIN	16
13.1	Notification	16
13.2	Total Taking	17
13.3	Partial Taking	17
13.4	Rental Abatement	17

ARTICLE XIV	LANDLORD’S ACCESS RIGHTS	17

ARTICLE XV	SURRENDER AND HOLDOVER	18

ARTICLE XVI	RECORDATION; SUBORDINATION AND ATTORNMENT	18
16.1	Recordation of Lease	18
16.2	Subordination and Attornment	18
16.3	Attornment	18

ARTICLE XVII	ASSIGNMENT AND SUBLETTING	19

ARTICLE XVIII	EVENTS OF DEFAULT	19
18.1	Tenant Default	19
18.2	Landlord’s Rights Upon Event of Default of Tenant	19

ARTICLE XIX	REMEDIES	20
19.1	Landlord’s Remedies	20
19.2	Landlord’s Damages	20

2

19.3	Removal of Tenant’s Property	20
19.4	Remedies Cumulative	21
19.5	Mitigation of Damages	21

ARTICLE XX	TENANT SELF-HELP	21
20.1	Self-Help Events	21
20.2	Tenant Rights	21
20.3	Landlord’s Reimbursement Obligation	21
20.4	Rights Cumulative	21

ARTICLE XXI	LIABILITY AND INDEMNIFICATION	22
21.1	Limitation of Liability	22
21.2	Tenant Indemnification	22
21.3	Landlord Indemnification	22
21.4	Limitations on Indemnifications, Damages and Claims	23
21.5	Additional Limitation of Landlord’s Liability	24

ARTICLE XXII	QUIET ENJOYMENT	23

ARTICLE XXIII	BROKER	24

ARTICLE XXIV	ESTOPPEL CERTIFICATES	24

ARTICLE XXV	MISCELLANEOUS	24
25.1	Merger	24
25.2	Notices	24
25.3	Non-Waiver	25
25.4	Parties Bound	25
25.5	Governing Law; Construction	25
25.6	Defined Terms; Word Usage; Headings	26
25.7	Time; Business Day	26
25.8	Exhibits; Counterparts	26
25.9	Relationship Between Landlord and Teanat	26
25.10	Entire Agreement	26
25.11	Partial Invalidity	26
25.12	Enforcement of Provisions	27
25.13	Limitation of Remedies	27

EXHIBIT A LEGAL DESCRIPTION OF THE LAND		1

3

EXHIBIT B WORK LETTER	1

EXHIBIT C MEMORANDUM OF LEASE	1

EXHIBIT D SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT	1
EXHIBIT E RULES AND REGULATIONS	1

4

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 24 day of April, 2008, by and between Dairy Drive, LLC a Wisconsin limited liability company (“Landlord”), and INO Therapeutics LLC, a Delaware limited liability company (“Tenant”).

Background

Landlord is the owner of that certain land located at 2902 Dairy Drive, Madison, Wisconsin 53718, which land is more particularly described on Exhibit A attached hereto (the “Land”).  Landlord has developed on the Land a 14,640 square foot freestanding building (the “Building”) and related driveways, walkways, a parking lot, landscaping, drainage facilities, signage and other site improvements necessary to support the Building (collectively, the “Site Improvements”), for Tenant’s use and occupancy.

Agreement

NOW, THEREFORE, intending to be legally bound, Landlord and Tenant hereby agree as follows:

ARTICLE I

PREMISES AND TERM

1.1           Leased Premises; Parking; Signage.  Landlord hereby leases and demises to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the Land, the Building, the Building Improvements (as defined in the Work Letter), and the Site Improvements (collectively, the “Premises”).  The leasing of the Premises to Tenant includes, with no additional rent or other charge payable therefor, the exclusive right of Tenant (a) to enjoy all easements, rights, privileges and other appurtenances in any way pertaining to or beneficial to the Land, (b) to use the surface parking spaces to be constructed as part of the Site Improvements, and (c) to erect building mounted signage at its sole cost and expense subject to municipal approval and Landlord’s prior consent which shall not be unreasonably conditioned, withheld or delayed.

1.2           Commencement of Lease and Term of Lease.  The term of this Lease (the “Term”) shall commence on the date the Premises is Substantially Complete (as defined in the Work Letter) but no earlier than July 1, 2008 (the “Commencement Date”), and end on the last day of the month in which the fifth anniversary of the Commencement Date occurs (the “Expiration Date”).

1.3           Lease Year.  For the purposes of this Lease, the first “Lease Year” shall be the period commencing on the Commencement Date and ending on the date which is twelve (12) months after the last day of the month in which the Commencement Date occurs, and each subsequent “Lease Year” shall be the twelve (12) month period next following the expiration of the prior Lease Year.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1           Landlord’s Representations and Warranties.  Landlord, to induce Tenant to enter into this Lease and to lease the Premises from Landlord, represents and warrants to Tenant as of the date hereof as follows:

(a)           Due Organization, Etc.  Landlord is duly organized, validly subsisting and in good standing under the laws of the jurisdiction in which it was formed, with all legal power and authority to undertake, observe and perform all of Landlord’s agreements and obligations hereunder;

(b)           Authority.  The entry by Landlord into this Agreement, and the observance and performance of each of Landlord’s agreements and obligations hereunder, have been duly approved by all necessary action on the part of Landlord.  This Lease constitutes the valid and binding obligations of Landlord, enforceable in accordance with its terms;

(c)           No Conflicts, Etc.  The execution and delivery of this Lease by Landlord and Landlord’s compliance with the provisions hereof will not conflict with or constitute a breach of, or a default under, (i) any of the provisions of Landlord’s organizational documents or any other agreement by which Landlord is bound, or (ii) applicable law, rule, regulation or order of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity;

(d)           No Consents, Etc.  No consent, approval or other authorization of or by any court, administrative agency or other governmental or quasi-governmental authority is required in connection with the execution and delivery of or compliance with this Lease by Landlord;

(e)           Litigation.  There are no judgments, orders, suits, actions, garnishments, attachments or proceedings of any nature by or before any court, commission, board or other governmental body pending, or, to the best knowledge of Landlord, threatened, which involve or affect, or will involve or affect, the Premises or the validity or enforceability of this Lease or involve any risk of any judgment or liability being imposed upon Landlord that could adversely affect the financial condition of Landlord or Landlord’s ability to observe or perform fully its agreements and obligations hereunder;

(f)            No Other Agreements.  There is no existing agreement, commitment, option or right with, in or to any person to lease or otherwise transfer all or any portion of the Land, other than the leasing of the Premises pursuant to this Lease;

(g)           Title.  Landlord holds full legal and equitable fee simple absolute title to the Land as of the date of this Lease;

(h)           Regulatory Compliance.  Landlord has no knowledge of any notice from any governmental authority of any violations of any federal, state or local law, regulation or ordinance affecting any portion of the Land.  The current zoning classification of the Land is M-l.  The Land constitutes one single parcel of real estate created by a valid subdivision (to the extent legally required) in compliance with all applicable laws, regulations and ordinances.  The Landlord shall ensure that the Premises shall comply, as of the Commencement Date, with all applicable federal, state and local laws, ordinances and regulations, including Americans with Disabilities Act, all environmental laws and all applicable building, safety and fire codes;

(i)            Access.  The Land will have direct access to the dedicated and accepted public roads known as “Dairy Drive” and “Daniels Street,” and this Lease is the only instrument necessary to convey to Tenant all rights to enjoy direct access to such roads;

(j)            Expertise.  Landlord (i) is a sophisticated real estate developer that fully understands Landlord’s obligations hereunder, and (ii) has extensive experience in developing projects similar to the Premises;

(k)           Non-Disclosure.  Landlord knows of no facts or circumstances, nor has Landlord failed to disclose any fact or circumstance, which would hinder or prevent the development or the Use (as defined herein) of the Premises.

For purposes of this Article II, the knowledge of Landlord is limited to the best actual knowledge of Lee Ferderer.  Landlord represents and warrants that Lee Ferderer is the Senior Vice President, Corporate Counsel of Landlord, has the most knowledge of Landlord’s employees/agents and is most familiar with the Premises and the operations thereof to make the foregoing representations and warranties.

2.2           Tenant’s Representations and Warranties.  Tenant represents and warrants to Landlord as of the date hereof as follows:

(a)           Due Organization, Etc.  Tenant is duly organized, validly subsisting and in good standing under the laws of the jurisdiction in which it was formed, with all legal power and authority to undertake, observe and perform all of Tenant’s agreements and obligations hereunder;

(b)           Authority.  The entry by Tenant into this Agreement, and the observance and performance of each of Tenant’s agreements and obligations hereunder, have been duly approved by all necessary action on the part of Tenant.  This Lease constitutes the valid and binding obligations of Tenant, enforceable in accordance with its terms;

(c)           No Conflicts, Etc.  The execution and delivery of this Lease by Tenant and Tenant’s compliance with the provisions hereof will not conflict with or constitute a breach of, or a default under, (i) any of the provisions of Tenant’s organizational documents or any other agreement by which Tenant is bound, or (ii) applicable law, rule, regulation or order of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity;

(d)           No Consents, Etc.  No consent, approval or other authorization of or by any court, administrative agency or other governmental or quasi-governmental authority is required in connection with the execution and delivery of or compliance with this Lease by Tenant;

(e)           Litigation.  There are no judgments, orders, suits, actions, garnishments, attachments or proceedings of any nature by or before any court, commission, board or other governmental body pending, or, to the best knowledge of Tenant, threatened, which involve or affect the validity or enforceability of this Lease or involve any risk of any judgment or liability being imposed upon Tenant that could adversely affect the financial condition of Tenant or Tenant’s ability to observe or perform fully its agreements and obligations hereunder;

ARTICLE III

DEVELOPMENT OF THE PREMISES

Landlord shall develop the Premises in accordance with the work letter attached to this Lease as Exhibit B (the “Work Letter”).

ARTICLE IV

RENT; SECURITY DEPOSIT

4.1           Base Monthly Rent.  Tenant shall pay to Landlord as base monthly rent (“Base Monthly Rent”) an amount equal to $11,834.00.  Base Monthly Rent shall be payable by Tenant to Landlord in advance in equal monthly installments commencing upon the Commencement Date and on the first day of each calendar month thereafter during the term of this Lease, without any offset or deduction whatsoever or prior demand.  All payments of Base Monthly Rent will be made to Landlord at its office or at such other place as it may designate in writing.  Base Monthly Rent for any partial month shall be prorated based upon the actual number of days in the period subject to proration.  Effective on the first day of each subsequent Lease Year, including any option or extension terms, Tenant shall pay Landlord, in equal monthly installments, an amount equal to the total Base Monthly Rent for the preceding Lease Year plus the product obtained by multiplying that sum by three percent (3%).

4.2           Net Lease.  It is intended that the Base Monthly Rent provided in this Lease shall be a net return to Landlord for the Term, free of any and all expenses or charges with respect to the ownership and operation of the Premises, except as may be expressly provided in this Lease.

4.3           Additional Rent.  All sums other than Base Monthly Rent payable by Tenant under this Lease shall be considered “Additional Rent.”  The term “Rent”, as used herein, shall include both Base Monthly Rent and Additional Rent.

4.4           Operating Costs.  From and after the Commencement Date, Tenant shall pay as Additional Rent to Landlord 100% of the Operating Costs (as defined herein).  Tenant shall pay estimated Operating Costs monthly as Additional Rent due and payable on the same day as Base Monthly Rent with an annual reconciliation of Operating Costs taking place within 120 days of the end of the calendar year.  The term “Operating Costs” means all costs, expenses and disbursements of every kind and nature paid or incurred by the Landlord, or otherwise on behalf of the Landlord, in connection with the ownership, operation, management of the Premises and the maintenance, replacement and repair of the non-structural components of the Building, all of which will be determined by Landlord on an accrual basis.  Operating Costs will include, without limiting the generality of the foregoing, the following: (i) maintenance and service agreements for the Premises and the equipment therein, including, but not limited to, security services or alarm services, if any, and HVAC maintenance; and all such other expenses and costs necessary or desirable to be incurred for the operation of the Premises; (ii) personal property taxes of Tenant; (iii) insurance maintained by Landlord in connection with the Premises; (iv) amortization of capital costs or expenditures incurred for any repair or replacement to the Premises (including any capital expenditure reasonably necessary for the operation and maintenance of the Premises, or required by law or any governmental authority), together with interest thereon at the rate of seven percent (7%) per annum, on a straight-line basis over the greater of ten (10) years or its useful life utilized for federal income tax purposes, and only annual amortization of such improvement shall be included in Operating Costs for the relevant Operating Costs year; and (v) real estate taxes.

Notwithstanding the foregoing, Operating Costs shall not include (i) the costs of special services rendered to Tenant for which a special or separate charge is made; (ii) any initial cost of construction of the Building Improvements and Site Improvements; (iii) leasing commissions; (iv) depreciation (except amortization of capital expenditures which are allocated over the useful life of said expenditure as described in this Section); (v) any cost of capital improvements that enlarge or expand the existing Building (except any such expenditures required by law or by any governmental or quasi-governmental authority having jurisdiction over the Building); (vi) repairs paid by proceeds of insurance (except the deductible and that portion not covered by insurance); (viii) ground rental payments, (ix) interest payments; (x) debt service payments made to a mortgagee; (xi) any costs borne directly by Tenant under this Lease, including attorneys fees and disbursements incurred in leasing space or enforcing leases; (xii) attorneys’ fees and related expenses, court costs and other costs of collection incurred by Landlord because another tenant of the Premises violated the terms of such tenant’s lease agreement or to secure the defense of Landlord’s title to the Premises; (xiii) overhead and profit paid to Landlord’s subsidiaries or affiliates for management or other services on or to the Premises or for supplies or other materials, to the extent that such costs of services, supplies or materials exceed the competitive costs of comparable services, supplies or materials if they were provided by a person or entity that is not a subsidiary or affiliate of Landlord; (xiv) any costs, fines or penalties incurred because Landlord violated any governmental rule or authority or arising out of Landlord’s negligence, willful misconduct, or breach of any law; (xv) costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy Hazardous Materials from the Premises, including asbestos and Hazardous Materials in the ground water or soil, unless such Hazardous Materials were in or on the Premises because of Tenant’s negligence or intentional acts; (xvi) incomes, excess profits or franchise taxes or other such taxes imposed on or measured by the income of Landlord from the operation of the Premises; (xvii) penalties and interest for late payment, including, but not limited to, taxes, real estate taxes, insurance, equipment leases and other past due amounts, unless such penalty and interest are otherwise described herein as an obligation of Tenant; (xviii) financing and refinancing costs and any costs in connection with a transfer or sale of the Premises; (xix) lease concessions, including rental abatements and construction allowances, granted to specific tenants; (xx) organizational expenses associated with the creation and operation of the entity which constitutes Landlord and all general corporate overhead and general administrative expenses not related to the operation of the Premises; and (xxi) any costs incurred for any structural repairs to the Premises.

4.5           Security Deposit.  Tenant will deposit with Landlord upon execution hereof the sum of $35,502.00 Said deposit will be held by Landlord, with right of cominglement and use, and without liability for interest or duty to render accounting, as security for the faithful performance by Tenant of all terms, covenants and conditions of this Lease by Tenant to be kept and performed during the term hereof.  If Tenant fails to keep and perform any of the terms, covenants and conditions of this Lease, then upon five (5) days prior written notice to Tenant Landlord may apply said deposit, or so much thereof as may be reasonably necessary to compensate Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant.  Should the entire deposit, or any portion thereof, be so applied by Landlord, then Tenant will, upon Landlord’s prior written demand, forthwith remit to Landlord a sufficient sum to restore said security to the original sum deposited, and Tenant’s failure to do so within thirty (30) days after receipt of such written demand therefore will constitute a breach of this Lease.  Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the Rents herein provided for as they fall due, and all other sums payable by Tenant hereunder, said deposit will be returned in full to Tenant at the end of the Term of this Lease within thirty (30) days.

ARTICLE V

RENEWAL OPTION

5.1           Tenant’s Option to Renew.  Landlord hereby grants to Tenant two (2) options (each, a “Renewal Option”) to extend the Term for an additional period of three (3) years (each , a “Renewal Term”).  If a Renewal Option is exercised, the Renewal Term shall commence on the day next following the expiration of the initial Term or the first or second Renewal Term, as the case may be, and the “Expiration Date” shall become the date that is three (3) years after the expiration of the initial Term or the first or second Renewal Term, as the case may be.  Each Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given on or before the date that is 270 days prior to the then effective Expiration Date.  All terms, provisions and conditions contained in this Lease shall continue to apply during a Renewal Term and all references in this Lease to the Term shall be deemed to include (where the context requires) the applicable Renewal Term, if the applicable Renewal Option is exercised.

ARTICLE VI

TAXES AND ASSESSMENTS

6.1           Payment Generally.

(a)           Landlord shall pay all taxes, including municipal and school taxes, assessments, rates and charges, county taxes, excises, levies, and all other license and permit fees and other governmental charges, which during the Term may be assessed, levied, confirmed, imposed upon, or become due and payable with respect to the Premises or any part thereof (all of which are hereinafter collectively called “Taxes”).

Tenant shall pay to Landlord on the same day in which Tenant pays the Base Monthly Rent, an amount equal to one-twelfth (1/12th) of such Taxes, determined on the basis of the Landlord’s estimated taxes for the current tax year.  If the actual amount of Tenant’s share of Taxes with respect to any tax year once determined, is less than the total amount theretofore paid by Tenant for such period, as aforesaid, the excess shall be credited on Tenant’s next succeeding payment(s) pursuant to this Section.  If the actual amount of Tenant’s share of Taxes with respect to any tax year, once determined, shall exceed the total amount theretofore paid by Tenant for such period, as aforesaid, Tenant shall pay to Landlord the difference between the actual amount paid by Tenant and the amount due on the basis of such tax bills for such period within thirty (30) days after written notice thereof from Landlord.  If the amount of Taxes paid by Landlord for the Premises is adjusted after the tax bill is prepared, any reduction shall be refunded to Tenant such that Tenant’s payment equals the tax as actually paid.

(b)           In the event that an increase in Taxes is caused by the Tenant’s improvements made to the Premises, Tenant shall pay the increase attributable to such improvements.  If the improvements, the taxes for which are to be paid separately by Tenant, are not separately assessed, Tenant’s portion of that tax shall be equitably determined by Landlord from the respective valuations assigned in the assessor’s worksheets or such other information (which may include the cost of construction) as may be reasonably available.  Notwithstanding anything herein to the contrary, Tenant shall not be responsible for any increase in Taxes which results solely from the creation of additional rentable area in the Building or on the Premises or from improvements or alterations made by Landlord or other tenants, and Tenant shall not be responsible for any increases in Taxes for the Premises resulting from a refinancing or sale of the Premises during the initial Term.  If there is a tax abatement program in effect at any time during the Term which reduces Taxes or Taxes are “phased-in” during the Term, Taxes shall be adjusted so that they are computed on the same basis as Taxes for the tax years during which the tax abatement or phase-in is in effect.  If Tenant seeks to dispute any increase in Taxes on its improvements, the burden of proof with respect thereto shall fall solely upon Tenant and Landlord shall give Tenant the necessary authority to challenge any such assessment on Landlord’s behalf, and Tenant shall bear the full cost and expense of any such challenge.

6.2           Apportionment.  All Taxes which shall be charged, laid, levied, assessed or imposed for each fiscal period in which the Term begins or terminates shall be apportioned pro rata between Landlord and Tenant in accordance with the portion of the relevant fiscal period during which the Term shall be in effect.  In the event that any payment of Taxes is due after the expiration of the Term with respect to a fiscal period that includes part of the Term, Tenant shall pay to Landlord Tenant’s proportionate share thereof (based upon the portion of the fiscal period that was included in the Term) at least ten (10) days prior to the date that payment is due with the maximum discount.  The foregoing covenant of this Section 6.2 shall survive the expiration of the Term.

6.3           Special Assessments.  If any special assessment with respect to the Premises may be paid in installments, Tenant shall be obligated to pay only those installments which become due and payable during the Term.

6.4           No Obligation to Pay Landlord’s Taxes.  Nothing herein contained shall require or be construed to require Tenant to pay any transfer, recording, inheritance, estate, succession, franchise, excise, business privilege, income, gross receipts or profit tax, or capital levy that is or may be imposed upon Landlord.

6.5           Permitted Contests.  Tenant shall have the right to contest any increase in any Taxes levied against the Premises, and Landlord shall cooperate with any reasonable request by Tenant in connection with such contest and permit Landlord’s name to be used in such contest, to the extent reasonably necessary.

ARTICLE VII

USE

7.1           Use of Premises.  The Premises may be used for the operation of a research and development facility (including, but not limited to, development of medical devices including assembly and light manufacturing, and storage and use of compressed gases) and such other uses as may be incidental thereto or for any other use or purpose permitted by the applicable zoning authority from time to time and otherwise by law (“Use”).  Nothing herein shall be deemed to require Tenant to continuously operate in the Premises.

7.2           Compliance with Law.  Except as otherwise set forth herein, Tenant agrees that during the Term, Tenant will, at its expense, promptly comply with the following: (a) all applicable federal, state, county, city and municipal or other statutes, charters, laws, rules, orders, regulations and ordinances affecting Tenant’s occupancy and, use of the Premises (collectively, “Laws”); (b) all rules, orders, and regulations of all public officers including the police, health and fire departments; and (c) the requirements of all insurance companies having liability, fire and other insurance coverages in force and effect with respect to Tenant’s use and occupancy of the Premises.  Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any of the foregoing.  Tenant shall have the right, however, to contest any application or alleged violation of any of the foregoing, and Landlord shall cooperate with any reasonable request by Tenant in connection with such contest and permit Landlord’s name to be used in such contest, to the extent reasonably necessary.  Notwithstanding the foregoing, Tenant shall in no event have any obligation to make any repair or replacement which would otherwise be Landlord’s responsibility under Section 10.1 of this Lease, even if such repair or replacement is required in order to comply with Laws; Landlord and Tenant hereby agree that Landlord shall make any and all repairs and replacements for which Landlord is responsible under Section 10.1 in order for the Premises and the use, occupancy and repair thereof to comply with all Laws, as required hereby.

7.3           Environmental Matters.

(a)           Definitions.  For purposes of this Section 7.3, the following terms shall have the following meanings:

(i)            “Environmental Law” means any federal, state, or local statute, law, order, regulation, ordinance, constitution, agreement, permit, or decision relating to pollution or protection of human health, safety or the environment, as well as any principles of common law under which a person may be held liable for the Release of any Hazardous Substance into the environment.

(ii)           “Hazardous Substance” means any gaseous, liquid or solid chemical, material, substance, contaminant or waste that may or could pose a hazard to the environment or human health or safety, including (a) any “hazardous substances” as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., (b) any “extremely hazardous substance,” “hazardous chemical,” or “toxic chemical” as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq., (c) any “hazardous waste,” as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (d) any “pollutant,” as defined under the federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., (e) any chemical, material, substance, contaminant or waste, whether gaseous, liquid or solid, that is regulated under any Environmental Law, and (f) any asbestos, polychlorinated biphenyls (“PCB’s”), petroleum, petroleum products and urea formaldehyde and mold.

(iii)          “Release” means any release, spill, emission, leaching, leaking, migration, dumping, emptying, pumping, injection, deposit, disposal, discharge or dispersal of any Hazardous Substance into the indoor or outdoor environment, or into, on, or from any property.

(iv)          “Remedial Action” means any action required by Environmental Law to address a Release of Hazardous Substances, including, but not limited to, investigations, abatement, corrective actions, response actions, removal actions, or remediation.

(b)           Tenant Activities.  Tenant shall, at its own cost, comply with all Environmental Laws in connection with Tenant’s operations or activities at the Premises.

(i)            Remedial Action.  If the presence, Release, threat of Release, placement on or in the Premises or any portion thereof, or the generation, transportation, storage, treatment, or disposal at, on, in, under or from the Premises, or any portion thereof of any Hazardous Substance, to the extent caused by Tenant or any agent or invitee of Tenant during the Term (a) gives rise to liability (including, but not limited to, a Remedial Action) under Environmental Laws or (b) pollutes, or threatens to pollute the environment, Tenant shall promptly take, at Tenant’s sole cost and expense, any and all Remedial Action reasonably necessary to respond to such Hazardous Substances, and mitigate exposure to liability arising from the Hazardous Substance, if and to the extent required by Environmental Law.

(ii)           Tenant shall have the right, but not the obligation, to perform an environmental assessment of the Premises, at any time, including on or about the expiration of the Term.

(c)           Landlord Activities.

(i)            Landlord shall promptly provide Tenant copies of all written, non-routine communications, permits or agreements with any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, Release, threat of Release, placement on, in or from the Premises, or any portion thereof, or the generation, transportation, storage, treatment or disposal in, on, or from the Premises of any Hazardous Substances prior to or during the Term.

(ii)           Remedial Action.  If the presence, Release, threat of Release, placement on, in or from the Premises, or any portion thereof, or the generation, transportation, storage, treatment or disposal at, on, in, under or from the Premises, or any portion thereof, of any Hazardous Substance occurring prior to the Term or not caused by Tenant: (a) gives rise to liability (including, but not limited, to a Remedial Action) under Environmental Laws or (b) pollutes, or threatens to pollute the environment, Landlord shall promptly take, at Landlord’s sole cost and expense, any and all Remedial Action reasonably necessary to respond to such Hazardous Substances, and mitigate exposure to liability arising from the Hazardous Substances, if any, to the extent required by Environmental Laws; provided, however, that any such condition or activity that results in (a) or (b) which occurs prior to the Term, and, through no fault of Tenant, continues during the Term, shall be considered as occurring wholly prior to the Term.

(d)           Environmental Indemnification.

(i)            Notwithstanding anything to the contrary contained in this Lease, Landlord hereby indemnifies, defends and holds harmless Tenant, and its affiliates, partners, directors, officers, shareholders, agents and employees from and against any and all claims arising from or in connection with (A) any environmental conditions, including, without limitation, the presence, Release or threatened Release or placement on, in or from the Premises, or any portion thereof, of Hazardous Substances, occurring prior to the Term or not caused by Tenant or any agent, invitee or guest of Tenant, (B) the violation of any Environmental Laws prior to the Term or by parties other than Tenant or any agent, invitee or guest of Tenant, or (C) any breach or default by Landlord in the full payment and/or performance of its obligations under this Section.  Landlord’s indemnity obligations under this Section 7.3 shall survive the expiration or any termination of this Lease.

(ii)           Notwithstanding anything to the contrary contained in this Lease, Tenant hereby indemnifies, defends and holds harmless Landlord, and its respective partners, directors, officers, shareholders, agents and employees from and against any and all claims arising from or in connection with (A) any environmental conditions on the Premises, including, without limitation, the presence, Release, or threatened Release or placement on, in or from the Premises, or any portion thereof, of Hazardous Substances, caused by Tenant during the Term, (B) the violation of any Environmental Laws by Tenant during the Term, or (C) any breach or default by Tenant in the full payment and/or performance of its obligations under this Section.  Tenant’s indemnity obligations under this Section 7.3 shall survive the expiration or any termination of this Lease.

7.4           Rules and Regulations.  Tenant will faithfully observe and comply with the reasonable rules and regulations that Landlord will from time to time promulgate.  Tenant’s failure to keep and observe said rules and regulations will constitute a breach of the terms of this Lease in the same manner as if said rules and regulations were contained herein as covenants.  Landlord reserves the right from time to time to reasonably amend, rescind, and adopt reasonable additional rules and regulations as in its judgment is necessary for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and written notice thereof given to Tenant will be binding upon Tenant in like manner as if originally herein prescribed.

ARTICLE VIII

ALTERATIONS

8.1           Procedural Requirements.  Tenant may, from time to time, at its own cost and expense, make such alterations, decorations, additions, or improvements (collectively, “Alterations”) in and to the Premises, excluding Major Alterations (as defined below), as Tenant may consider necessary for the conduct of its business in the Premises.  In the case of any Alterations that materially adversely affect the structural integrity of the Building or any of the electrical, mechanical or plumbing systems of the Building or any Alteration exceeding $25,000 in cost (collectively, “Major Alterations”), Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed but which may be conditioned on Tenant’s removal of the Major Alteration upon the lease expiration and restoration of the affected portions of the Premises to at least as good of a condition as it was prior to making the Major Alteration; provided, however, that Tenant shall only be obligated to remove, at the request of Landlord, any Alteration or Major Alteration, exclusive of the Work Letter, which is unique and specific to the business of Tenant.  In order to obtain Landlord’s prior written consent for a Major Alteration, Tenant shall obtain Landlord’s approval of the contractor, the plans and the specifications therefore and Tenant shall acquire a permit to do the work from appropriate governmental agencies, furnishing a copy thereof to Landlord prior to commencement of the Major Alteration, and Tenant shall comply with all conditions of said permit and with all specifications in the plans in a prompt and expeditious manner.  Landlord shall respond to Tenant’s request to make a Major Alteration within fifteen (15) days of Landlord’s receipt of the request.  If Landlord is not willing to give its consent, Landlord shall provide a written notice to Tenant.  If Landlord fails to respond to Tenant within the fifteen (15) day period, Landlord will be deemed to have approved the Major Alteration.

8.2           Performance of Alterations.  Tenant shall give Landlord prior written notice before commencing any Alteration, including with such notice a reasonably detailed description of the Alterations.  Tenant, at its own cost and expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for the final approval thereof upon completion, and shall cause the Alterations to be performed in compliance therewith and in compliance with all Laws.  Notwithstanding anything herein to the contrary, Tenant shall not be responsible for compliance with Laws that require structural changes or other changes to the Building if such changes are not required by the particular Use.  Tenant shall also procure appropriate insurance coverage regarding the performance and installation of the Alterations.  The Alterations shall be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to the materials and equipment used in the construction of the Building.

ARTICLE IX

LANDLORD’S AND TENANT’S PROPERTY

9.1           Landlord’s Property.  The Building (including the electrical, mechanical and plumbing systems of the Building), the Building Improvements and the Site Improvements shall be and remain a part of the Premises and shall be deemed the property of Landlord (collectively, the “Landlord’s Property”), without compensation or credit to Tenant, and shall not be removed by Tenant.

9.2           Tenant’s Property.  All fixtures, machinery, equipment and improvements that do not constitute the Landlord’s Property, whether or not attached to, or built into, the Building or the Premises, and all furniture, furnishings, inventory and other articles of movable personal property located at the Premises shall be and shall remain the property of Tenant (collectively, the “Tenant’s Property”) and may be removed by Tenant at any time during the Term.  In the event that any of the Tenant’s Property is so removed, Tenant shall repair any damage to the Building or the Premises resulting from such removal and restore the affected portions of the Building or the Premises to at least as good as a condition as it was prior to the removal.

9.3           Removal of the Tenant’s Property.  On or before the Expiration Date or the date of any earlier termination hereof, Tenant, at its own cost and expense, shall remove from the Premises all of the Tenant’s furniture, furnishings, inventory and other articles of movable personal property and any other items of Tenant’s Property, and, to the extent Tenant has made any Alteration or Major Alteration on the Premises, Tenant may, at its sole discretion, remove such property from the Premises, provided that Tenant shall repair any damage to the Premises resulting from any such removal and restore the affected portions of the Premises to at least as good as a condition as it was prior to the removal.  At the end of the Term, Tenant shall have the right, but not the obligation, to leave any Alteration or Major Alteration that Landlord did not require to be removed as part of Landlord’s conditioned approval pursuant to Section 8.1 hereof, and any of the Tenant’s Property at the Premises, other than Tenant’s furniture, furnishings, inventory, trade fixtures, other articles of movable personal property.  Any of the Tenant’s Property that Tenant does leave at the Premises may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, without accountability, in such manner as Landlord shall determine.

ARTICLE X

REPAIRS AND MAINTENANCE; UTILITIES

10.1         Landlord Representation and Responsibilities.

(a)           Throughout the entire Term and any applicable Renewal Term, Landlord shall, at its sole cost and expense, maintain and preserve, in working condition, the roof, floor and structural portions of the Building.  Any replacement and repair to the heating, ventilation and air conditioning system and any maintenance of the grounds (including snow removal and trash removal) shall be Landlord’s responsibility and shall be included in Operating Costs that will be passed on to Tenant.  To the extent any repair or replacement constitutes a capital cost or expenditure, such cost will be amortized as provided in Section 4.4.  Notwithstanding the foregoing, the cost of performing any such maintenance and repairs as may be required by reason of Tenant’s, or any of Tenant’s employees, agents, invitees, licenses and contractors, negligence or willful misconduct, will be paid by Tenant, at its sole cost and expense.

10.2         Tenant Responsibilities.

(a)           Tenant shall, at its expense, throughout the Term, maintain and preserve, in working condition, Tenant’s furniture, furnishings, inventory, trade fixtures, other articles of movable personal property thereon.  All repairs and replacements shall be made with materials of equal or better quality then the items being repaired or replaced, but under no circumstances shall this Section be interpreted to require Tenant to improve the condition of the Building or the Premises to a better condition than existed as of the Commencement Date.

(b)           Tenant shall be responsible for contracting for any janitorial services needed by Tenant including, but not limited to, window washing.

(c)           Tenant shall be solely responsible for the contracting of gas, electricity, water and all other utilities which Tenant requires at Tenant’s sole cost and expense.  Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain by reason of any disruption, or defect in the supply or character of any utility service furnished to the Premises, unless such disruption is caused by Landlord, and no such change, failure, defect, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease, unless such change, failure, defect or disruption is caused by Landlord.

ARTICLE XI

INSURANCE

11.1         Insurance to be Maintained by Tenant.  Tenant shall, at its cost and expense, at all times during the Term (except as expressly limited below), obtain and maintain in full force and effect policies of insurance for the protection of Landlord and Tenant providing the following coverages and complying with the following requirements:

(a)           commercial general liability insurance with a combined personal injury and property damage limit of not less than One Million Dollars ($1,000,000) for each occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for this location, insuring against all liability of Tenant and its representatives arising out of and in connection with Tenant’s use, maintenance or occupancy of the Premises and all areas appurtenances thereto;

(b)           Landlord, and other parties designated in writing by Landlord and having an interest in the Building, will be named as additional insured and Tenant will increase its insurance coverage as may be required from time to time if, in Landlord’s reasonable opinion, the amount of public liability coverage at that time is not adequate;

(c)           Tenant will furnish Landlord a certificate evidencing said insurance, prepared on the ACORD 27 form or other form reasonably acceptable to Landlord and such policies of insurance will contain provisions preventing their cancellation, discontinuance or alteration without at least thirty (30) days’ prior written notice to Landlord;

(d)           the insurance secured by Tenant will insure performance by Tenant of the indemnity provisions of this Lease to the extent of claims for bodily injury and property damage, will be considered primary and not in excess of coverage Landlord may carry, and will afford coverage after the termination of this Lease for all claims based on acts, omissions, injury or damage which occurred or arose in whole or in part during the term of this Lease;

(e)           the insurance secured by Tenant will apply on a primary basis to Landlord, even if Landlord has other liability coverage;

(f)            Tenant will at its expense obtain and maintain all-risks property and casualty insurance coverage, written at replacement cost value and with replacement cost endorsement, covering all Tenant’s personal property in the Premises and all improvements, alterations or additions made to the Premises by Tenant;

(g)           Business interruption insurance covering those risks referred to in Section (f) above in an amount equal to all Monthly Base Rent, Additional Rent and other sums payable under this Lease for a period of twelve (12) months commencing with the date of loss; and

(h)           all insurance required under this Section will be issued by insurance companies licensed to do business in the jurisdiction where the Building is located and such companies will have a policyholder rating of at least “A” and be assigned a financial size category of at least “Class X” as rated in the most recent edition of “Best’s Key Rating Guide.”

11.2         Insurance to be Maintained by Landlord.  Landlord shall, at its expense, during the construction of the Landlord’s Work and at all times prior to the Commencement Date, obtain and maintain in full force and effect policies of insurance providing the following coverages and complying with the following requirements:

(a)           commercial general liability insurance with a combined personal injury and property damage limit of not less than One Million Dollars ($1,000,000) for each occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for this location;

(b)           workers’ compensation insurance in the amount required by statute and employer’s liability insurance in an amount not less than $1,000,000 per accident/per employee;

(c)           “All Risk” or “Special Form” builder’s risk property insurance in amounts equal to the sum of the construction contracts and anticipated soft costs for the construction work being undertaken, and if such builder’s risk property insurance does not cover the full replacement value of the completed Building and Site Improvements at all times prior to the Commencement Date, then Landlord shall maintain “All Risk” or “Special Form” property insurance on a replacement cost basis, covering all of the improvements located on the Premises in an amount not less than the full replacement cost of all such improvements; and

(d)           all insurance required under this Section (i) will be issued by insurance companies licensed to do business in the jurisdiction where the Building is located and such companies will have a policyholder rating of at least “A” and be assigned a financial size category of at least “Class X” as rated in the most recent edition of “Best’s Key Rating Guide”; (ii) not be subject to cancellation or material change or non-renewal without at least thirty (30) days’ prior written notice to Tenant; and (iii) be deemed to be primary insurance in relation to any other insurance which may be maintained by Tenant.  Tenant shall be named as an additional insured on the coverages required by paragraphs (a) and (c).  Prior to the commencement of Landlord’s Work, Landlord shall deliver to Tenant certificates evidencing the coverages required by this Section 11.2.

(e)           The insurance policies required to be obtained by Landlord may be carried through a “blanket policy” or “umbrella” coverage.

11.3         Release and Waiver of Right of Recovery.  Tenant and Landlord each hereby waive and release, and shall endeavor to cause their insurance carriers to waive and release, any and all right of recovery against the other , including, without limitation, their employees and agents, arising during (i) the period between the date hereof and the Commencement Date and

(ii) the Term of the Lease (and any extensions thereof) for any and all loss or damage to property located within or constituting a part of the Premises, whether or not such damage or loss shall have been caused by any acts or omissions of the other party, which loss or damage is insured under any insurance policy carried by Tenant or Landlord with respect to the Premises.  This waiver is in addition to any other waiver or release contained in this Lease.  Every insurance policy carried by Landlord or Tenant with respect to the Premises shall include provisions waiving the insurer’s subrogation rights against the other party to the extent such rights can be lawfully waived by the insured prior to the occurrence of damage or loss.

11.4         Failure to Provide Insurance.  If either party fails to maintain or renew any insurance required by this Lease, to pay the premium therefor, or to deliver any required certificate and other required items evidencing such insurance, then the other party, at its option, but without any obligation to do so, may procure such insurance, provided the non-defaulting party first gives notice to the defaulting party of its intent to procure such insurance and pay the premium therefor and the defaulting party fails to procure the same within five (5) days of receiving such notice.  Any costs so incurred by the non-defaulting party shall be repaid by the defaulting party within fifteen (15) days after delivery of a notice describing such costs from the non-defaulting party, which costs shall include reasonable legal fees, together with interest thereon at the Default Rate from the date such costs were incurred until the date when they are paid.  For purposes of this Lease, the “Default Rate” shall be the lesser of (i) the rate of interest equal to six percent (6%) plus the prime rate of interest as published in The Wall Street Journal “Money Rates” section (or, if such section or newspaper is no longer published, a similar authoritative source), as such rate may change from time to time, or (ii) the highest annual interest rate allowed by applicable law..

ARTICLE XII

DAMAGE OR DESTRUCTION

12.1         Notification.  Tenant shall give prompt notice to Landlord of any fire or other casualty upon the Premises.

12.2         Total Destruction.  If the Building or the Premises as a whole shall be totally destroyed by fire or other casualty, or if the Building or other portion of the Premises shall be so damaged by fire or other casualty that (in the opinion of a reputable contractor or architect designated by Tenant) its repair or restoration (a) would require more than one hundred eighty (180) days or (b) would require the expenditure of more than sixty percent (60%) of the full insurable value of the Premises immediately prior to the casualty, Landlord or Tenant shall have the option to terminate this Lease within thirty (30) days after such contractor or architect has given its written opinion to Tenant and Landlord.  In such event, Landlord or Tenant shall provide the other party with a written termination notice, including a copy of the opinion given by the contractor or architect, and the termination shall be effective thirty (30) days after the date such damage occurred.  In connection with such termination, Tenant shall be entitled to a portion of the insurance proceeds paid or payable on account of the fire or other casualty in an amount equal to unamortized costs incurred by Tenant, and Tenant shall turn over or assign to Landlord all of Tenant’s right, title and interest in the balance of such insurance proceeds.  The foregoing notwithstanding, in the event that the Building or the Premises is damaged by fire or other casualty during the last one hundred and eighty (180) days of the Term, Tenant shall have the option to terminate this Lease.

12.3         Repair Provisions.  If the Building or other portion of the Premises shall be damaged by fire or other casualty during the Term and neither Tenant nor Landlord elects not to terminate this Lease pursuant to this Article XII, then Landlord shall repair the damage and restore and rebuild the Building or other portion of the Premises or both with reasonable dispatch to the extent Landlord has collected the insurance proceeds attributable to such damage.  Any such work by Landlord shall restore the Building or the other portions of the Premises or both to substantially their former condition, to the extent that the same is feasible (subject to those changes which Landlord reasonably deems desirable and to any changes in building and other governmental codes and regulations), so as to constitute a complete and tenantable Premises.  If the Building or other portion of the Premises shall be damaged by fire or other casualty prior to the Commencement Date, Landlord shall be solely responsible for repairing any damage and restoring and rebuilding the Building and other portions of the Premises.

12.4         Rental Abatement.  If the Building or other portion of the Premises shall be damaged or destroyed by fire or other casualty thereby causing the Building or other portion of the Premises to be totally or partially untenantable, the Base Monthly Rent shall be abated in the proportion that the untenantable area of the Building or other portion of the Premises bears to the total area of the Building or other portion of the Premises, for the period from the date of such damage or destruction to the date the damage or destruction is completely repaired or restored.

ARTICLE XIII

EMINENT DOMAIN

13.1         Notification.  Either party shall give prompt notice to the other upon learning of a threatened Taking.  For the purposes of this Lease, the term “Taking” means either a Total Taking or a Partial Taking; the term “Total Taking” means any taking of all or a portion of the Premises by condemnation or other governmental proceeding for any public or quasi-public use or purpose, on either a permanent or temporary basis, as a result of which it is unreasonable or impossible for Tenant to properly conduct its business in the Premises, as Tenant shall determine in its reasonable discretion; the term “Partial Taking” means any taking of a portion of the Premises by condemnation or other governmental proceeding for any public or quasi-public use or purpose other than a Total Taking.

13.2         Total Taking.  In the event of a Total Taking, this Lease shall terminate as of the date of vesting of title in the condemning authority.  In such event, Tenant shall be entitled to a portion of the condemnation award or proceeds payable on account of the Total Taking in an amount equal to Tenant’s losses attributable to Alterations and Major Alterations.  In addition, Tenant shall have the right to claim from the condemning authorities such compensation as may be separately awarded or recoverable by Tenant in its own right on account of any and all damages to Tenant’s business or property, the unamortized costs of any leasehold improvements to the Premises, the value of the unexpired term, Tenant’s trade fixtures, business damages (including business interruption insurance) and moving expenses if separately allocated and any other losses incurred by Tenant, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

13.3         Partial Taking.  In the event of a Partial Taking, Tenant shall, provided that a condemnation award or awards shall be sufficient for the purpose, proceed with reasonable dispatch to repair the remaining parts of the Premises to substantially their former condition, to the extent that the same is feasible (subject to those changes which Tenant reasonably deems desirable and which are approved by Landlord in writing and to changes in building and other governmental codes and regulations), so as to constitute a complete and tenantable Premises; provided, however, if there is a Partial Taking which, in the judgment of Tenant reasonably exercised, results in the Premises being unsuitable for the Use, Tenant may terminate this Lease without any liability to Tenant or Landlord.

13.4         Rental Abatement.  In the event of any Partial Taking, the Base Monthly Rent shall be reduced proportionately based on the amount of the Premises taken by the condemning authority.  During any periods of repair to the Premises after a Partial Taking as provided in Section 13.3 above, the Base Monthly Rent (as reduced in accordance with the first sentence of this Section 13.4) shall be abated in the proportion that the untenantable area of the Building or other portion of the Premises (after the Partial Taking) bears to the total area of the Building or other portion of the Premises (after the Partial Taking).

ARTICLE XIV

LANDLORD’S ACCESS RIGHTS

Landlord and its agents shall have the right to enter the Premises, upon reasonable advance notice, at any reasonable time during business hours, except in cases of an emergency, to show the Premises to prospective purchasers or mortgagees of the Premises or to perform Landlord’s obligations.  Tenant shall have the option of requiring Landlord to schedule any such showing at times during which the interference with Tenant’s employees and Tenant’s business operations will be minimized.  During the period of 270 days prior to the Expiration Date, Landlord and its agents may also, subject to the foregoing, display “For Rent” or similar signs on the Premises and/or exhibit the Premises to prospective tenants.

ARTICLE XV

SURRENDER AND HOLDOVER

On the last day of the Term, or upon any earlier termination of this Lease or Tenant’s right to possession, Tenant shall quit and surrender the Premises to Landlord in “broom-clean” and in good order, condition and repair, subject to Sections 8.1 and 9.3 above, except for ordinary wear and tear and damage or destruction by casualty; provided, however, that Tenant will assign or turn over to Landlord the portion of any insurance proceeds to which Tenant is not entitled if there is a casualty for which Tenant has a restoration obligation that has not yet been restored at the end of the Term or earlier termination of the Lease.  If Tenant remains in possession (except as provided in Section 9.3) after the Expiration Date of this Lease, and after any applicable renewal or extension periods properly exercised, or after any earlier termination date of this Lease or of Tenant’s right to possession: (a) Tenant shall be deemed a tenant-at-will on a month-to-month basis on the same terms and conditions as provided in this Lease except that Base Monthly Rent shall be equal to 150% of the immediately preceding month’s Base Monthly Rent; (b) there shall be no renewal or extension of this Lease by operation of law; and (c) the tenancy at will may be terminated upon thirty (30) days’ notice from Landlord.  If Tenant fails to surrender the Premises upon the termination of this Lease, Tenant shall, in addition to other liabilities to Landlord, indemnify, defend and hold Landlord harmless from loss and liability resulting from that failure, including, but not limited to, claims made by a succeeding tenant.

ARTICLE XVI

RECORDATION; SUBORDINATION AND ATTORNMENT

16.1         Recordation of Lease.  Tenant will not record this Lease without the written consent of Landlord.  However, upon request by either party hereto the parties will join in the execution of a memorandum or so-called “short form” of this Lease for the purpose of recordation in the form attached hereto as Exhibit C.  No such memorandum shall be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

16.2         Subordination and Attornment.  Tenant’s rights hereunder are hereby declared to be subordinate to the lien of any mortgage or other security interest resulting from any method of financing or refinancing, now or hereafter placed upon the Premises or the land or buildings of which the Premises are a part and to all advances made or hereafter to be made upon the security thereof (“Mortgage”); provided that every such Mortgage will contain a provision that the mortgagee or holder of the mortgage or security interest will recognize the validity of this Lease in the event of a foreclosure of Landlord’s interest so long as no Event of Default exists under the terms of this Lease and provided Landlord provides Tenant with a subordination, non- disturbance and attornment agreement (“Non-Disturbance Agreement”), substantially in the form of Exhibit D attached hereto hereby, in recordable form, executed by the holder of any such Mortgage.

16.3         Attornment.  In the event of foreclosure of any Mortgage now or hereafter placed upon the Premises, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant’s quiet possession shall not be disturbed so long as no uncured Event of Default hereunder by Tenant exists; (iii) Tenant shall attorn to and recognize the current or future mortgagee or purchaser at foreclosure sale (“Successor Landlord”) as Tenant’s landlord for the remaining term of this Lease; and (iv) the Successor Landlord shall be bound by the terms and conditions of the Lease (including, without limitation, the Work Letter), subject to the provisions of any applicable Non-Disturbance Agreement binding on both Successor Landlord and Tenant.

ARTICLE XVII

ASSIGNMENT AND SUBLETTING

17.1         Tenant shall obtain Landlord’s written consent, in each and every instance, before entering into or permitting any “Transfer.”  A “Transfer” consists of any of the following, whether voluntary or involuntary and whether effected by death, operation of law, or otherwise: (i) any assignment, mortgage, pledge, encumbrance, or other transfer of any interest in this Lease to any entity which is not an affiliate or subsidiary under common ownership with Tenant; (ii) any sublease, license, franchise, concession, or other occupancy of any portion of the Premises by any persons other than Tenant and its employees; and (iii) any transfer of this Lease by merger, consolidation of liquidation, or any change in ownership, or power to vote the majority of the outstanding voting stock of Tenant.  Notwithstanding anything to the contrary, Tenant may assign, mortgage, pledge, encumbrance, or transfer and of its interest in and to the Premises to any subsidiary or affiliate of Tenant without the consent of Landlord if such subsidiary or affiliate is of equal or greater financial strength as Tenant as of the date hereof.  If Tenant fails to comply with this Article XVII, Landlord may, at it option, do either or both of the following: (a) void the Transfer; or (b) declare Tenant in material and incurable default under the Lease.  Any Transfer shall not release Tenant from any of its obligations hereunder.

ARTICLE XVIII

EVENTS OF DEFAULT

18.1         Tenant Default.  The occurrence and continuance of any one or more of the following events during the Term shall constitute an “Event of Default” under this Lease by Tenant:

(a)           Tenant fails to pay Rent or any other payment due hereunder when such sum is due and such failure continues and is not remedied within ten (10) days after written notice thereof to Tenant, provided that Tenant shall only be entitled to such notice and cure period twice in any twelve (12) month period;

(b)           Tenant fails to comply with any provision of this Lease (other than a failure in any payment due hereunder which is addressed by paragraph (a) above) and such failure continues and is not remedied within thirty (30) days after written notice thereof to Tenant; provided, however, that if the failure cannot, by its nature, be cured within such thirty (30) day period, but Tenant has commenced and is diligently pursuing a cure of such failure, then no Event of Default shall be deemed to have happened so long as Tenant remedies the failure within a reasonable period of time; or

(c)           the filing of a petition is made against Tenant for adjudication of it as a bankrupt or insolvent, or for its reorganization, or the appointment of a receiver or trustee for the benefit of its creditors, if such petition is not dismissed within ninety (90) days of filing; or the filing of such a petition is made by Tenant; or an assignment is made by Tenant for the benefit of creditors.

18.2         Landlord’s Rights Upon Event of Default of Tenant.  If an Event of Default by Tenant has occurred and is continuing, Landlord, without thereby waiving such Event of Default may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such Event of Default continues after the expiration of thirty (30) days from the date Landlord gives Tenant notice of Landlord’s intention to cure the Event of Default.  Any expenses incurred by Landlord in connection with any such performance, and all costs, expenses, and disbursements of every kind and nature whatsoever, including reasonable legal fees involved in such performance, shall be due and payable upon Landlord’s submission of an invoice therefor, together with interest thereon at the Default Rate from the date of the invoice until the date when they are paid.

ARTICLE XIX

REMEDIES

19.1         Landlord’s Remedies.  So long as any uncured Event of Default has occurred and is continuing, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity:

(a)           terminate this Lease and all the estate of Tenant in the Premises by giving Tenant fifteen (15) days’ written notice of termination, and upon the date specified in such notice, the Term and the estate hereby granted shall expire and terminate with the same force and effect as if the date set forth in such notice was the Expiration Date; or

(b)           with or without terminating this Lease, reenter and repossess the Premises, or any part thereof, and re-let, or attempt to re-let, any or all parts of the Premises.

19.2         Landlord’s Damages.  In connection with any election under Section 19.1 of this Lease, Landlord shall have the rights and remedies referred to herein and /or provided by law, including, but not limited to, the right to immediate possession and acceleration of Rent due for the Term hereof.  If a monetary Event of Default exists, Landlord will be entitled, in addition to any other available remedies, to interest on the unpaid amount at the Default Rate (or the highest rate permitted to be charged by law, whichever is lower) from the date such payment was due.

19.3         Removal of Tenant’s Property.  In connection with any election under Section 19.1 of this Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s Property, Tenant’s signs and other evidences of tenancy, and take and hold possession thereof.  Any and all property that may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, shall be handled, removed or stored by Landlord in a commercially reasonable manner.  Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges for such property, together with interest thereon at the Default Rate from the date such expenses were incurred until the date when they are paid.  Any such property of Tenant not retaken from storage by Tenant within sixty (60) days after Landlord takes possession of the Premises shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as a bill of sale, without further payment or credit by Landlord to Tenant.

19.4         Remedies Cumulative.  The rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

19.5         Mitigation of Damages.  Following any Event of Default by Tenant under this Lease, Landlord shall use commercially reasonable efforts to re-let the Premises on commercially reasonable terms and to otherwise mitigate its damages in compliance with the laws of Wisconsin.

ARTICLE XX

TENANT SELF-HELP

20.1         Self-Help Events.  If, during the Term, Landlord fails to comply with any provision of this Lease and such failure continues and is not remedied within fifteen (15) days after written notice thereof to Landlord, such failure shall constitute a “Self-Help Event;” provided, however, that if the failure cannot, by its nature, be cured within such fifteen (15) day period, but Landlord has commenced and is diligently pursuing a cure of such failure, then no Self-Help Event shall be deemed to have happened so long as Landlord remedies the failure within a reasonable period of time.

20.2         Tenant Rights.  If a Self-Help Event has occurred and is continuing, Tenant shall have the right to cure any failure of Landlord for the account of Landlord.  Furthermore, if there is an emergency which constitutes an immediate threat to the Premises or Tenant’s Property as a result of Landlord’s failure to perform any obligation under this Lease, Tenant shall have the right to perform any obligation that Landlord has failed to perform for the account of Landlord, without giving the notice and opportunity for cure required for any other Self-Help Event; Tenant shall, however, give such notice as may be reasonable under the circumstances (which notice may, for this purpose, consist of notice by telephone).

20.3         Landlord’s Reimbursement Obligation.  Except for those costs that would otherwise be deemed Operating Expenses under the Lease, Landlord shall pay Tenant upon demand all reasonable costs incurred by Tenant in curing Landlord’s failure or performing Landlord’s obligations under Section 20.2, together with interest thereon at the Default Rate from the date such costs were incurred until the date they are paid.

20.4         Rights Cumulative.  The rights and remedies granted to Tenant pursuant to this Article are in addition to all other rights and remedies which Tenant may have by law or equity on account of a failure by Landlord to comply with, or perform its obligations under, this Lease.

ARTICLE XXI

LIABILITY AND INDEMNIFICATION

21.1         Limitation of Liability.

(a)           It is expressly understood and agreed by Tenant that none of Landlord’s representations, warranties, covenants, undertakings or agreements are made or intended as personal, and no personal liability is assumed by, nor at any time may be asserted against, any of the partners, members, directors, officers, shareholders, agents and employees of Landlord, all such liability, if any, being expressly waived and released by Tenant.

(b)           It is expressly understood and agreed by Landlord that none of Tenant’s representations, warranties, covenants, undertakings or agreements are made or intended as personal, and no personal liability is assumed by, nor at any time may be asserted against, any of the shareholders, officers, directors, partners, members, agents and employees of Tenant, all such liability, if any, being expressly waived and released by Landlord.

21.2         Tenant Indemnification.  Tenant hereby agrees to indemnify and hold harmless Landlord, its partners, members, directors, officers, shareholders, agents and employees (each, a “Landlord Indemnified Party”) from and against any and all claims arising from or in connection with (a) the conduct or management of the Premises or any business therein during the Term, or any work or thing whatsoever done, or any condition created in or about the Premises, during the Term, to the extent caused by Tenant or any agent, invitee or guest of Tenant, (b) any accident, injury or damage whatsoever occurring in, at or upon the Premises during the Term, and (c) any breach of any representation or warranty by Tenant or any Event of Default by Tenant in the payment and performance of Tenant’s obligations under this Lease, together with all costs, expenses and liabilities incurred in, or in connection with, each such claim or action or proceeding brought thereon (including reasonable legal fees).  If any Landlord Indemnified Party shall be made a party to any such litigation commenced against Tenant with respect to which Tenant is required to indemnify the Landlord Indemnified Parties, Tenant shall pay all reasonable costs and expenses, including reasonable legal fees, incurred or paid by such Landlord Indemnified Party in connection with such litigation.

21.3         Landlord Indemnification.  Landlord hereby agrees to indemnify and hold harmless Tenant and its partners, members, directors, officers, shareholders, agents and employees (each, a “Tenant Indemnified Party”) from and against any and all claims arising from or in connection with (a) any work or thing whatsoever done by Landlord, its agents, contractors or employees (including the Landlord’s Work) or any condition created in or about the Premises by Landlord, (b) any accident, injury or damage whatsoever occurring in, at or upon the Premises during the performance of the Landlord’s Work or otherwise prior to the Commencement Date, unless caused by Tenant, and (c) any breach of any representation or warranty by Landlord or any default by Landlord in the full and prompt payment and performance of Landlord’s obligations under this Lease, together with all costs, expenses and liabilities incurred in, or in connection with, each such claim or action or proceeding brought thereon (including reasonable legal fees).  If any Tenant Indemnified Party shall be made a party to any such litigation commenced against Landlord with respect to which Landlord is required to indemnify the Tenant Indemnified Parties, Landlord shall pay all reasonable costs and expenses, including reasonable legal fees, incurred or paid by such Tenant Indemnified Party in connection with such litigation.

21.4         Limitations on Indemnifications, Damages and Claims.  All indemnity obligations of Landlord and Tenant arising under this Lease and all claims, demands, damages and losses assertable by Landlord and Tenant against the other in any suit or cause of action arising out of or relating to this Lease or the Premises, or the construction, use and occupancy thereof, are limited as follows:

(a)           By the releases and waivers expressed herein, including the mutual releases and waivers of rights set forth in Sections 11.3 and 21.1;

(b)           All claims for indemnification and other recoveries shall be limited to direct, proximately caused damages and exclude all consequential, special or indirect damages, including business loss or interruption, suffered by the party asserting the claim or seeking the recovery; and

(c)           In the event that Landlord and Tenant (or the persons for whom they are liable as expressly set forth herein) are determined to be contributorily responsible for the indemnified injury or loss, each indemnitor’s obligation is limited to the indemnitor’s equitable share of the losses, costs or expenses to be indemnified against based on the relative culpability of each indemnifying person whose negligence or willful acts or omissions contributed to the injury or loss.

21.5         Additional Limitation of Landlord’s Liability.  Tenant shall look only to Landlord’s estate and property in the Premises for satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement for the satisfaction of Tenant’s remedies under or with respect to this Lease.

ARTICLE XXII

QUIET ENJOYMENT

So long as Tenant pays all of the Rent and no Event of Default exists, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any other person lawfully claiming through or under Landlord, subject, nevertheless, throughout the Term of this Lease, and any extensions or renewals thereof.  Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other Tenants or third persons.  However, Landlord will not be liable for any such interference or disturbance nor will Tenant be released from any of the obligations of this Lease because of such interference or disturbance.  Notwithstanding the foregoing, Tenant acknowledges that maintenance and repairs on or about Premises, or construction and renovation work on the Building, may cause minor inconvenience to Tenants or their customers, delays in delivery of services, lack of access to certain areas, limits on available parking and similar consequences.  Tenant waives and relinquishes all claims hereafter arising against Landlord with respect to such work, and agrees that no reasonable actions taken in connection with such work will permit Tenant to terminate this Lease or relieve Tenant of its obligations hereunder, unless such interference is unreasonable.

ARTICLE XXIII

BROKER

Landlord covenants, represents and warrants to Tenant that Landlord has had no dealing or negotiations with any broker or agent or finder other than Fiore Companies, Inc., for which Landlord is responsible, in connection with respect to this Lease.  Tenant covenants, represents and warrants to Landlord that Tenant has had no dealing or negotiations with any broker or agent or finder in connection with respect to this Lease other than Keller Real Estate Group, Inc., which Fiore Companies, Inc. will pay pursuant to a separate written agreement.  Landlord and Tenant each covenant and agree to pay, hold harmless and indemnify the other from and against any and all costs, expenses, including reasonable attorneys’ fees, and liability for any compensation, commissions or charges claimed by any other broker or agent with whom the indemnifying party has had any dealings or negotiations with respect to this Lease.

ARTICLE XXIV

ESTOPPEL CERTIFICATES

Landlord and Tenant, within fifteen (15) days after written request by the other party, but in no event more than two (2) times in any calendar year, agree to execute and deliver an estoppel certificate to the other, in a form reasonably acceptable to such party certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by either Landlord or Tenant.

ARTICLE XXV

MISCELLANEOUS

25.1         Merger.  All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties.  No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

25.2         Notices.  Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, if sent by Federal Express or other comparable overnight delivery service, or if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered, if delivered personally, one (1) business day after having been sent by Federal Express or other comparable overnight delivery service or three (3) business days after having been mailed:

If to Landlord:	Dairy Drive, LLC
c/o Fiore Companies, Inc.

150 East Gilman
Madison, WI 53703

With a copy to:	Harvey Temkin, Esq.
Reinhart Boerner Van Deuren s.c.
22 East Mifflin, Suite 600
Madison, WI 53703

If to Tenant:	INO Therapeutics LLC
6 Route 173
Clinton, NJ 08809

With a copy to:	J. J. Broderick, Esq.
Morgan Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103

25.3         Non-Waiver.  The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

25.4         Parties Bound.  Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto.

25.5         Governing Law; Construction.  This Lease shall be governed by and construed in accordance with the laws of state in which the Premises is located.  If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application or that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  Each covenant, agreement, obligation or other provision of this Lease shall be deemed and construed as a separate and independent covenant, not dependent on any other provision of this Lease.

25.6         Defined Terms; Word Usage; Headings.  Certain capitalized terms used throughout this Lease are defined in the body of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender, as the context may require.  Except as otherwise expressly provided or unless the context otherwise requires, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular Article, Section, subsection or other subdivision, the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation,” and “parties” means Landlord and Tenant.  All headings are for reference only and shall not be considered as part of this Lease.

25.7         Time; Business Day.  Time is of the essence of this Lease and in the performance of all obligations hereunder.

25.8         Exhibits; Counterparts.  All exhibits and appendices attached hereto shall be deemed to be a part hereof and hereby incorporated herein.  This Lease may be executed by the parties in separate counterparts, all of which, when delivered, shall together constitute one and the same instrument.

25.9         Relationship Between Landlord and Teanat.  Nothing contained in this Lease will create any relationship between the parties hereto other than that of Landlord and Tenant, and Landlord will not in any way or for any purpose, become a partner of Tenant in the conduct of its business or otherwise, or a member of a joint venture or enterprise with Tenant.

25.10       Entire Agreement.  This Lease and the exhibits and attachments, if any, set forth all covenants, promises, agreement, conditions and understandings between Landlord and Tenant concerning the Premises and replace and supersede all previous agreements, if any, and there are no covenants, promises, agreements or conditions, or understandings, either oral or written, between them other than those herein set forth.  Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to or of this Lease will be binding, upon Landlord and Tenant, unless the same is reduced to writing and signed by the parties.

25.11       Partial Invalidity.  The provisions of this Lease will be deemed separable, and if any term or provision of this Lease or the application thereof to any person or circumstances will to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term, covenant or condition of this Lease will be valid and be enforced to the fullest extent permitted by law.

25.12       Enforcement of Provisions.  All costs and expenses, including attorneys’ fees in a reasonable amount incurred by Landlord or Tenant in any suit, trial or appeal thereof commenced to enforce the obligations of either under this Lease, will be paid by the losing party to the prevailing party upon demand.

25.13       Limitation of Remedies.  In the event of a sale or conveyance by Landlord of the Premises or any part of the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained, and, in such event, Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease; provided that the successor landlord assumes all rights and obligations of this Lease, including but not limited to the Work Letter, and that such sale or conveyance does not increase Tenant’s obligations or decrease Tenant’s rights under this Lease.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

DAIRY DRIVE, LLC, a Wisconsin limited liability company

Signed, Sealed and Delivered in the presence of:	By:	/s/ Lee R. Ferderer

	Name:	Lee R. Ferderer
/s/ Stacy M. [Illegible]	Title:	Senior Vice President – Corporate Counsel
Unofficial Witness

TENANT:

INO THERAPEUTICS LLC, a Delaware limited liability company

Signed, Sealed and Delivered in the presence of:	By:	/s/ Todd L. Dikva

	Name:	Todd L. Dikva
/s/ Barbara Pellettiere	Title:	VP, OPERATIONS
Unofficial Witness

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

Lot Forty-four (44), Fourth Addition of World Dairy Center, in the City of Madison, Dane County, Wisconsin.

Tax Parcel No. 251-0710-221-0104-3

A-1

EXHIBIT B

WORK LETTER

This Exhibit is attached to and made a part of the Lease by and between DAIRY DRIVE, LLC, a Wisconsin limited liability company (“Landlord”) and INO THERAPEUTICS LLC, a Delaware limited liability company (“Tenant”) for that certain real property, together with all improvements thereon and appurtenances thereto belonging, commonly known as 2902 Dairy Drive, Madison, Wisconsin 53718 (the “Premises”).

Building Improvements.  Landlord agrees to deliver to Tenant the Premises, which shall include the Building Improvements (as defined below), subject to the terms and conditions of this Work Letter.

1.             Building Improvements.  The term “Building Improvements” shall include all work described in those certain final plans and specifications pages (a-1.1, 1.2, 1.3 and 2.1) [NEED TO SEE PAGES 1.2,1.3 AND 2.1], which are attached hereto and prepared by TJK Design Build, Inc. (the “Design Build Contractor”), dated as of April 15, 2008 and the building specification attached hereto (collectively, the “Final Construction Documents”).

2.             Substantially Complete.  The term “Substantially Complete” shall mean that the Building Improvements are complete in accordance with the Final Construction Documents, the same being certified to the City of Madison, Wisconsin by the Design Build Contractor and subject only to Landlord’s completion of items on a punch list mutually agreed to by both Landlord and Tenant pursuant to Paragraph 7 below.  If the Building Improvements are not Substantially Complete (subject to Tenant Delay and Force Majeure, as such terms are defined below) by July 7, 2008, Landlord shall pay Tenant two (2) days of free Base Monthly Rent for each day after July 7, 2008 until such date that the Building Improvements are Substantially Complete.  If the Building Improvements are not Substantially Complete by September 1, 2008, Tenant may terminate this Lease without any further obligations hereunder, subject to Tenant Delay and Force Majeure.

3.             Landlord Change Orders.  Landlord shall submit to Tenant in the form of a change order acceptable to the Design Build Contractor, for Tenant’s review, any material change in the Building Improvements which will affect any matters previously approved by Tenant and which materially affect the appearance of the Building Improvements.  Tenant shall have five (5) business days to review such change order and to approve such change order or disapprove such change order in writing, which disapproval shall contain written comments as to what changes would be necessary in order for Tenant to approve such change order.  Tenant may not unreasonably withhold or condition its consent for any change order requested by Landlord.  If Tenant shall not respond in writing within such five (5) business day period, such change order shall be deemed approved.  If Tenant shall disapprove of any change order, Landlord and Tenant shall work together with the Design Build Contractor to expeditiously resolve Tenant’s concerns.

4.             Tenant’s Change Orders.  Tenant shall submit to Landlord for Landlord’s review, any request for a change in the Building Improvements.  Landlord shall have five (5) business days to review such change order and to approve such change order or disapprove such change order in writing, which disapproval shall contain written comments as to what changes would be necessary in order for Landlord to approve such change order.  Landlord may not unreasonably withhold or condition its consent for any change order requested by Tenant.  As part of any approval, Landlord shall supply to Tenant a cost estimate for the requested change order from the Design Build Contractor and the reasonable number of days the acceptance of such change order shall postpone the date the Building Improvements will be Substantially Complete (any such delay being deemed a Tenant Delay).  Landlord agrees not to disapprove any change order unless such change order represents a material deviation from the Final Construction Documents.  If Landlord shall not respond in writing within such five (5) business day period, such change order shall be deemed approved.  If Landlord shall disapprove of any change order, Landlord and Tenant shall work together with the Design Build Contractor to expeditiously resolve Landlord’s concerns.  No change in the Building Improvements shall be effective unless Landlord has executed a change order for such change, such change order being in a form acceptable to the Design Build Contractor.  Any change in the Building Improvements which arises out of a request made by Tenant shall be at Tenant’s sole cost and expense as Additional Rent under the Lease payable upon the date when the Building Improvements are Substantially Complete.

5.             Completion of Building Improvements.  Landlord hereby represents and warrants to Tenant that the Building Improvements shall be free from defects in workmanship and material, and the Building Improvements shall comply with the Final Construction Documents and with all applicable building codes and other legal requirements.  Notwithstanding anything to the contrary set forth elsewhere in this Lease, Landlord will cause the repair or replacement of any defects in material or workmanship, if any, in and to the Building Improvements, if Landlord receives written notification of such defect from Tenant within the period of one (1) year after the Commencement Date of the Lease and under such circumstances such repair or replacement shall not be considered Operating Expenses under the Lease.  Landlord will not be responsible for any defect of any nature in the Building Improvements of which Landlord is not so notified within such one (1) year period.  LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN THE BUILDING IMPROVEMENTS EXCEPT THE WARRANTIES EXPRESSLY SET FORTH HEREIN.

6.             Completion of Tenant’s Work.  All work necessary for Tenant to conduct its business in the Premises and not included in the Building Improvements shall be performed by Tenant and is deemed to be “Tenant’s Work.” Landlord shall have the right to reasonably approve all contractors and subcontractors retained by Tenant to perform Tenant’s Work.  Tenant will do and perform at its expense all Tenants’ Work (a) diligently and promptly, (b) in a good and workmanlike manner, (c) in compliance with all applicable federal, state and local laws, regulations and ordinances, and (d) in a lien-free manner.  Tenant shall be allowed access to the Premises prior to the Commencement Date in order to complete Tenant’s Work provided Tenant’s Work shall not materially hinder or interfere with Landlord’s completion of the Building Improvements.  Landlord and Tenant agree to cooperate with each other in order to enable the Building Improvements and the Tenant’s Work to be performed in a timely manner.

7.             Punch List Items.  Upon or prior the date the Design Build Contractor indicates to Landlord the Building Improvements are Substantially Complete and Landlord delivers possession of the Premises to Tenant, Landlord’s and Tenant’s representatives together shall conduct a walk-through of the Building to compile a punch list of the “Punch List Items” (hereinafter defined).  Tenant shall deliver to Landlord a copy of said punch list within ten (10) days after the walk-through.  Landlord shall complete any Punch List Items within thirty (30) days after it receives a copy of said punch list.  As used herein, the term “Punch List Items” shall mean such minor items of a cosmetic nature which, when considered as a whole, do not adversely affect either the performance of Tenant’s Work or Tenant’s ability to conduct its normal business operations in the Premises.

8.             Tenant Delay.  Any delay incurred by Landlord in completing the Building Improvements arising out of the approval process for a change order set forth in paragraphs 3 and 4 of this Work Letter or due to a delay caused by Tenant’s interference with Landlord’s completion of the Building Improvements shall be a “Tenant Delay” and shall toll any date by which the Premises must be Substantially Complete.

9.             Force Majeure.  If either party is delayed, hindered or prevented from the performance of an obligation because of acts of God, war, civil disturbances, restrictive governmental laws or regulations, riots, insurrection, or other causes beyond the reasonable control of the party delayed, but not including financial inability, the performance shall be excused for the period of delay.  The period for the performance of the given obligation shall also be extended for a period equal to the period of delay but no more than sixty (60) days beyond the original deadline for the given obligation.

10.           Tenant Credit.  Tenant shall receive a credit in kind for any work that is required to be completed by Landlord pursuant to this Work Letter, but that is not completed.

Build Out Specifications

QUALITATIVE SPECIFICATIONS FOR FINISHES, ELECTRICAL, HVAC, & PLUMBING

The MEP systems are to be Design-Build from each prime subcontractor.  Each Design-Build Subcontractor will provide design services with all work to be in accordance with applicable state and local building codes.  Each Design-Build Subcontractor will procure all necessary state and local plan review and building permit as required.

FINISHES:

Exterior Office Wall (highlighted in blue) - 5/8” GWB to 10’-0” on 25 GA, 3 5/8” metal studs, tape, finish and paint to 9’-0”. 6”  Batt Insulation with Visqueen Vapor Barrior.

Interior Demising Walls (highlighted in green) - 20 GA, 3 5/8” metal studs at 24” O.C. to deck; Soundbatts and 5/8” GWB (1) side to deck.  Tape finish and paint to deck on warehouse side. Tape, finish and paint to 9’-0” on office side.

Typical Interior Partitions - 25 GA, 3 5/8” metal studs at 24” O.C. to 10’-0”; Soundbatts and 5/8” GWB to 10’-0”.  Tape, finish and paint to 9’-0”.

Warehouse - Paint all exposed wall and roof structure white throughout warehouse area.

Doors - 3070 H.M. Frames with S.C. Oak Doors; Schlage D series Lever Latch Set at all locations.  Privacy locks at toilet rooms.  (Note: All warehouse to office doors to be H.M.)

Ceilings -2x2 Standard class, non-combustible; Reveal edge. Ceilings at 9’-0”.  Utilize 2 x 4 vinyl coated sheetrock at Toilet Rooms (at 8’-0”) and Assembly Area.

Flooring Allowances - Carpet: $25.00/Sq Yd installed for offices; VCT: $2.00/SF installed for breakroom. 1/8” rubber coved base throughout. Ceramic Tile $8.00/SF installed at toilet rooms with 4” Ceramic Tile base. 8”x8” Ceramic Tile at vestibule.

Casework - Commercial caseworks and tops.

Vestibule - Dry wall partitions, hollow metal door frame.

Toilet Accessories - Towel dispenser; T.P. Holder; Mirrors; grab bars

Exterior Windows - Install four (4) 4’x4’ exterior aluminum windows matching existing color and style per existing building.

Overhead Door - Wire existing electric O.H. Door operations at drive-in doors and dock door; (3) total.

Chain Link Fence - One 5’ x 10’ chainlink cylinder storage area, 8’ high with double swing gates in Warehouse 116 as shown on plan.

ELECTRICAL:

Service Size:

A.    800 amp service with two (2) 200 amp panels.

Lighting Fixtures:

A.    Offices: 2 x 4 Parabolic - 3 Lamp 18-cell parabolic; Brushed aluminum cells.

B.    2x4 prismatic lenses at Assembly and R&D (Room 128)

B.    Warehouse: High bay fluorescent lighting fixtures. (25) foot-candles.

Necessary Exit/Emergency Lights; Wire Signage at building facade with Time-clock. (Signage by tenant).

Convenience outlets and switching throughout offices, dedicated outlet and circuit for refrigerator, server room, copier, drafting area, fork lift outlet and hook-up for garbage disposal.

Excludes: Fire Alarm/Security Systems.  Fifty (50) 30-amp duplex outlets at Model Shop.

Phone and data conduit stubs including (2) to warehouse.  Phone and data wiring by tenant.

HVAC:

General Office Area:

•                  Four (4) packaged roof top units (RTU) with economizers.

•                  Separate HVAC for IT Room 116.

•                  Includes curb and roof penetrations.

•                  T-8220 control system

•                  Metal insulated ductwork system w/diffusers, grilles and registers

•                  Exhaust fans for the three (3) toilet rooms, the shower, and the break room.

Warehouse:

•                  Two (2) gas fired unit heaters w/ gas piping

PLUMBING:

All required services as shown on plans.

Plumbing Fixtures -

Water Heater - 40 gallon, electric.

Toilet - Kohler, Highline, tank type toilet.

Bathroom Sink - Drop in vitreous china lavatory.  Provide and install lavatory faucet.

7

Mop Sink - Mustee 63M 24” x 24” mop service basin.  Provide and install Chicago faucets.

Kitchenette Sink - Dayton 3321-4 two compartment sink.  Insinkerator Badger 1 disposal.

Water Supply & F.D. - for wipe down room.

Showers - Hot and Cold Water Shower Mixing Valve with F.D. in Room 122; Cold water industrial shower with eyewash at Warehouse 116.

Miscellaneous - Three (3) exterior hose bibs; open site at IT Room.

Sprinkler System

Office Area - sprinkler for normal office occupancy.

Warehouse - sprinkler system to 12’ A.F.F. for Class III commodities.

EXCLUDES:

Moving, supplying and assembly of workstation rack systems.

Phone/data wiring or equipment.

Alarm systems or wiring.

Tenant required plumbing, air lines, medical gas and electrical requirements.

In floor electrical outlets.

Hook up of tenant equipment, appliances, furniture and cubicles,

Flooring in Warehouse (116) and Assembly (115).

Code review for indoor gas cylinder storage.

ALTERNATES:

1. FM200 Fire System for Rooms 125 and 126 in lieu of a wet pipe system - Add $11,343.

2. Provide a wet pipe sprinkler system in Room 116 for high piled storage in lieu of basic storage design - Add 2,269.

3. Add (1) 1 ½” x 100’ fire hose rack for high piled storage (if necessary) in Room 116 - Add $2,244.

4. Apply static dissipating paint to the floor in Room 115 - Add $19,800.

5. Add (1) catch basin inside OH Door - Add $1,695.

6. Install (23) Bali/Graber 1” mini blinds at exterior windows excluding vestibule windows and excluding doors and sidelights - Add $1,315.

[HANDWRITTEN NOTE:  Items #2 & #3 included in Building Improvements at no additional cost to Tenant.]

8

HVAC Zoning & Tonage

Zone 1 - 5 ton RTU
Zone 2 - 5 ton RTU
Zone 3 - 7 1/2 ton RTU

IT Closet 126

Z
2 Gas Fired
Unit Heaters
Z
FLOOR PLAN

TJK DESIGNBUILD

634 West Main Street
Madison, WI 53703
608-257-1090
FAX 608-257-1092

PROPOSED FACILITY FOR:
IKARIA
Dairy Drive
Madison, Wisconsin

A-1.1
3.11.08

EXIT LIGHT
OFFICE 10
10
13'-5"
CORRIDOR
13
P2
OFFICE 11
11
15'-4"
11'-8"

54"
36"
12"
34"
30"
17"
6"
36"
18"
15"
34"
40" MAX
27"
29"

5
A-1.1

TOILET ROOM ELEV.'S

SCALE: 1/4" = 1' - 0"

COPYRIGHTED DRAWING

THIS DOCUMENT OR THE INFORMATION HEREIN IS NOT TO BE REPRODUCED DISTRIBUTED, USED OR DISCLOSED EITHER IN WHOLE OR PART UNLESS AUTHORIZED BY TJK DESIGN AND CONSTRUCTION CO., INC.

PROPOSED FACILITY FOR:

KARIA

2902 DAIRY DRIVE
MADISON, WISCONSIN

A-1.1

4.15.08

OFFICE
109
9'-0"
WORK ROOM/ PRINTING
114
9'-0"
OFFICE 10
110
9'-0"
9'-0"
CORRIDOR
113
9'-0"
9'-0"
OFFICE 2
112
OFFICE 1
111

COPYRIGHTED DRAWING
THIS DOCUMENT OR THE INFORMATION HEREIN IS NOT TO BE REPRODUCED DISTRIBUTED, USED OR DISCLOSED EITHER IN WHOLE OR PART UNLESS AUTHORIZED BY TJK DESIGN AND CONSTRUCTION CO., INC.

PROPOSED FACILITY FOR:

KARIA

2902 DAIRY DRIVE
MADISON, WISCONSIN

A-1.2

4.15.08

LIGHT
OFFICE 10
10
CPT 1
CORRIDOR
13
OFFICE 11
11
CPT 1

COPYRIGHTED DRAWING
THIS DOCUMENT OR THE INFORMATION HEREIN IS NOT TO BE REPRODUCED DISTRIBUTED, USED OR DISCLOSED EITHER IN WHOLE OR PART UNLESS AUTHORIZED BY T.K DESIGN AND CONSTRUCTION CO. INC.

PROPOSED FACILITY FOR:

KARIA

2902 DAIRY DRIVE
MADISON, WISCONSIN

A-1.3

4.15.08

EXISTING 26 GAUGE ARCHITECTURAL WALL PANELS

EXISTING GUTTERS AND DOWNSPOUTS TYPICAL ALONG SOUTH ELEVATION

FIRST FLOOR
Ø'-Ø"

EXISTING 3'-9" FOUNDATION WALL (TYPICAL) SHOWN DASHED

T.O. FOOTING
-3'-9"

T.O. PARAPET
23'-8"

...US PARAPET BEYOND
...ATION

...E ARCHITECTURAL WALL

...NSULATED 1Ø'-Ø" x 12'-Ø"
...R W/ OPERATOR

9'-Ø" DOCK DOOR W/
LIFT, MECHANICAL
...UMPER GAURDS

FIRST FLOOR
Ø'-Ø"

T.O. FOOTING
-3'-9"

COPYRIGHTED DRAWING
THIS DOCUMENT OR THE INFORMATION HEREIN IS NOT TO BE REPRODUCED DISTRIBUTED, USED OR DISCLOSED EITHER IN WHOLE OR PART UNLESS AUTHORIZED BY TJK DESIGN AND CONSTRUCTION CO. INC.

PROPOSED FACILITY FOR:
KARIA

2902 DAIRY DRIVE
MADISON, WISCONSIN

A-2.1

4.15.Ø8

EXHIBIT C

MEMORANDUM OF LEASE

This instrument was prepared by

and upon recordation return to:

MEMORANDUM OF LEASE

This Memorandum of Lease is made and entered into as of                , 2008 by and between DAIRY DRIVE, LLC, a Wisconsin limited liability company (“Landlord”) whose mailing address is c/o The Fiore Companies, Inc., 150 East Gilman Street, Madison, Wisconsin 53703 and INO THERAPEUTICS LLC, a Delaware limited liability company (“Tenant”) whose mailing address is                     , who agree as follows:

1.             The name of the Landlord is DAIRY DRIVE, LLC, a Wisconsin limited liability company.

2.             The name of the Tenant is INO THERAPEUTICS LLC, a Delaware limited liability company.

3.             Landlord leases to Tenant and Tenant leases from Landlord that certain real property, together with all the improvements thereon and appurtenances thereunto belonging (the “Premises”), the legal description of which is attached hereto and incorporated herein as Exhibit “A,” commonly known as:

2902 DAIRY DRIVE
MADISON, WI 53718

for a term of FIVE (5) YEARS, commencing on                      and expiring on           .  Tenant has two (2) THREE-YEAR options to extend the term of the Lease as more particularly set forth in the Lease (as defined below).

4.             Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Premises through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Premises.

5.             This Memorandum of Lease is prepared for the purpose of recordation and does not modify the provisions of the lease dated April      , 2008 and entered into by and between Landlord and Tenant, as the same may be amended from time to time (“Lease”). The Lease is incorporated herein by reference. If there are any conflicts between the Lease and this Memorandum of Lease, the provisions of the Lease shall prevail.

[Signatures Appear on Following Pages]

[Signature Page]

LANDLORD:

DAIRY DRIVE, LLC, a Wisconsin limited liability company

By:
Name:
Title:

TENANT:

INO THERAPEUTICS LLC, a Delaware limited liability company

By:
Name:
Title:

(ACKNOWLEDGMENT)

STATE OF	)

ss.

COUNTY OF	)

I,                              a notary public in and for said County in said State, hereby certify that                      , whose name as                      of Dairy Drive, LLC, a Wisconsin limited liability company, is signed to the foregoing document and who is known to me, acknowledged before me on this day that, being informed of the contents of the document, he/she, as such                           , executed same voluntarily for and as the act of said limited liability company.

Given under my hand this the       day of                          .

Notary Public

My Commission Expires:

(ACKNOWLEDGMENT)

STATE OF	)

ss.

COUNTY OF	)

I,                              a notary public in and for said County in said State, hereby certify that                      , whose name as                      of INO THERAPEUTICS LLC, a Delaware limited liability company, is signed to the foregoing document and who is known to me, acknowledged before me on this day that, being informed of the contents of the document, he/she, as such                           , executed same voluntarily for and as the act of said limited liability company.

Given under my hand this the       day of                          .

Notary Public

My Commission Expires:

EXHIBIT “A”

EXHIBIT D

SUBORDINATION,
NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

This instrument was prepared by and

upon recordation return to

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter referred to as this “Agreement”), made and entered into this          day of                , by and among                 (hereinafter referred to as the “Owner”), having an address of                       and                       (hereinafter referred to as the “Lender”), having an address of                                 and                                    , (hereinafter referred to as the “Tenant”) having an address of                     .

R E C I T A L S:

A.            The Owner owns or is purchasing and will own all right, title and interest in that certain real property being, lying and situate in                   and more particularly described as set forth on Exhibit “A” attached hereto and by this reference made a part hereof (the “Property”); and

B.            Pursuant to a lease dated as of                      by and between Owner, as landlord, and Tenant, as tenant (as the same may have been amended and supplemented from time to time, the “Lease”), Owner leases to Tenant the entire Property and the improvements thereon (collectively, the “Leased Premises”); and

C.            A mortgage and security agreement has or will be given by the Owner to the Lender (the “Mortgage”) for the purpose of securing a loan by Lender to Owner, which Mortgage is secured, in part, by the Property; and

D.            It is the desire and intention of the parties hereto to subordinate the operation of the Lease for the full term thereof to the lien and operation of the Mortgage, so that the Mortgage shall and will become a lien upon the Leased Premises and the Lease will be unconditionally subordinated thereto in every manner whatsoever, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto intending to be legally bound hereby, for and in consideration of the mutual covenants contained herein, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1.             Recitals.  All of the above Recitals are hereby incorporated herein by reference and are made a part hereof.

2.             Subordination.  The Lease and the rights of Tenant thereunder are and shall be junior, inferior, subject and unconditionally subordinate in each and every respect to the lien, operation and effect of the Mortgage and to any and all advancements made thereunder and to any renewals, modifications, consolidations, replacements, additional advances, future advances and extensions thereof.

3.             Non-Disturbance.  The Lender does hereby agree with the Tenant that, so long as no Event of Default (as defined in the Lease) by Tenant exists, (a) the Lender will take no action which will interfere with or disturb the Tenant’s possession or lawful use of the Leased Premises or other rights under the Lease, and (b) in the event the Lender becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, the Property shall be subject to the Lease and the Lender shall recognize the Tenant as a tenant on the Property for the remainder of the term of the Lease (as the same may be extended in accordance with the provisions of the Lease) and shall be bound by all of the terms of the Lease (including, without limitation, the [Work Letter]); provided, however, that the Lender shall not be liable for any act or omission of any prior landlord except for defaults of a continuing nature, or in connection with Landlord’s failure to provide the [Work Letter] subject to any offsets or defenses which the Tenant might have against any prior landlord except for any offsets or credits against rent that Tenant is entitled to take or receive as expressed in the Lease, nor shall the Lender be bound by any Base Monthly Rent (as defined in the Lease) which the Tenant might have paid for more than the current month to any prior landlord, nor shall Lender be bound by any material amendment or modification of the Lease unless Lender has received written notice of such material amendment or modification of the Lease.

4.             Attornment.  Both Lender and Tenant do hereby agree that, in the event the Lender becomes the owner of the Property by foreclosure, conveyance in lieu of foreclosure or otherwise, then (i) the Tenant shall attorn to and recognize the Lender (its designees, assigns, or successor owner of the Property) as the landlord under the Lease for the remainder of the term thereof, and the Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of said Lease, and (ii) the Lender (its designees, assigns, or successor owner of the Property) shall recognize the Tenant as the tenant under the Lease and be bound by all of the terms of the Lease (including, without limitation, the Work Letter), subject to the exceptions expressly provided in the last clause of paragraph 3 above. The Tenant further covenants and agrees to execute and deliver upon request of the Lender, or its successors or assigns, an appropriate and reasonable agreement of attornment, in a form acceptable to Tenant, to any subsequent title holder of the Property.

5.             Notices Under Lease.  So long as the Mortgage remains outstanding and unsatisfied, the Tenant shall deliver to the Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the landlord by the Tenant under and pursuant to the terms and provisions of the Lease. Within the time permitted the landlord for curing any default under the Lease as therein provided, the Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the landlord by the terms of the Lease; and all payments so made and all things so done and performed by the Lender shall be as effective to prevent the rights of the landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the landlord.

6.             Assignment of Lease.  The Tenant acknowledges that the Owner may execute and deliver to the Lender an assignment of the Lease as security for the loan which the Mortgage secures, and the Tenant hereby expressly consents to any such assignment and agrees to pay any rents under the Lease directly to Lender upon Lender’s written Notice to Tenant to make payments directly to Lender or at the direction of Lender. The Owner hereby authorizes and directs the Tenant (upon written direction to Tenant by the Lender) to pay the above sums directly to the Lender, or at the direction of Lender, and the Owner hereby agrees to hold Tenant harmless for any monies so paid directly to or at the direction of the Lender and agrees that Tenant shall have no liability whatsoever to Owner for any payments made in accordance with Lender’s notice or direction. Tenant agrees that neither Lender’s demanding or receiving any such payments, nor Lender exercising any other right, remedy, privilege, power, or immunity granted by the Mortgage (or other documents executed in conjunction therewith), will operate to impose any liability upon Lender for performance of any obligation of Owner under the Lease unless and until Lender becomes owner of the Property.

7.             Notices.  Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing and will be deemed delivered or made upon the earlier of actual receipt if sent by overnight courier or hand delivered or three (3) days after same is mailed by registered or certified mail, return receipt requested, with sufficient postage affixed, and addressed to the parties as follows:

Lender:

(   )

(   )                        fax

Owner:

(   )

(   )                        fax

Tenant:

INO THERAPEUTICS LLC

Attn:

(   )

(   )                        fax

with a copy of all notices to Tenant to:

(   )

(   )                        fax

Such addresses may be changed by notice pursuant to this paragraph.  Each party jointly and severally agrees that it will furnish the other parties with copies of all notices relating to the Lease.

8.             Binding Effect.  This Agreement shall be binding upon all the parties hereto, their heirs, successors and assigns and all of those holding title under any of them, and the pronouns herein shall include, where appropriate, either gender or both, singular and plural.

9.             Non-Waiver.  No indulgence, waiver, election or non-election by the Lender under the Mortgage or any other loan documents associated with the Mortgage shall affect this Agreement.

10.           Modification of Agreement.  The parties hereby agree that this document contains the entire agreement between the parties, and this Agreement shall not be modified, changed, altered or amended in any way except through written amendments signed by all of the parties hereto.

11.           Governing Law.  It is agreed that the laws of the State where the Property is located shall govern the construction and interpretation of this Agreement and the rights and obligations set forth herein.

12.           Attorneys’ Fees.  In the event of any legal or equitable action, including any appeals or bankruptcy proceedings, which may arise hereunder between or among the parties hereto, the prevailing party shall be entitled to recover its costs and its reasonable attorneys’ fees and paralegals’ fees actually incurred.

13.           Severance.  The invalidity or unenforceability of any portion of this Agreement shall not affect the remaining provisions and portions hereof.

14.           Exculpation.  In the event the Lender or any affiliate of the Lender (for purposes of this paragraph the term “Lender” shall include any corporation or partnership owned or controlled by the Lender) acquires title to the Leased Premises and succeeds to the interest of Owner under the Lease, then, anything in the Lease to the contrary notwithstanding, Lender shall have no personal liability for any damages resulting from its default under the terms of the Lease, and Tenant agrees that it shall look solely to the estate and interest of the Lender in the Leased Premises and the rents, issues and profits thereof, and the refinance and sale proceeds thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Lender in the event of any default or breach by Lender with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by Lender, and no other assets of the Lender shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

15.           Prevailing Clause.  The Tenant agrees that any and all right of first refusal or rights to purchase, if any, to purchase any portion or all of the Property granted to it under the Lease is and are in all manner and respect unconditionally subordinate and inferior to the Mortgage and other Loan Documents in favor of Lender.

16.           Insurance Proceeds.  Notwithstanding anything to the contrary in the Lease or in this Agreement, Lender hereby agrees to promptly make any and all insurance proceeds and condemnation proceeds unconditionally available to Landlord for restoration of the Leased Premises.

17.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement.

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be duly executed as of the day and year, first above written.

[Signatures Appear on Following Pages]

[Signature Page]

LANDLORD:

DAIRY DRIVE, LLC, a Wisconsin limited liability company

By: ,
a corporation, its sole and managing member

By:
Name:
Title:

TENANT:
INO THERAPEUTICS LLC, a Delaware limited liability company

By:
Name:
Title:

(ACKNOWLEDGMENT)

STATE OF	)

ss.

COUNTY OF	)

I,                            a notary public in and for said County in said State, hereby certify that                      , whose name as                            of Dairy Drive, LLC, a Wisconsin limited liability company, is signed to the foregoing document and who is known to me, acknowledged before me on this day that, being informed of the contents of the document, he/she, as such                           , executed same voluntarily for and as the act of said limited liability company.

Given under my hand this the       day of               ,     .

Notary Public

My Commission Expires:

(ACKNOWLEDGMENT)

STATE OF	)

ss.

COUNTY OF	)

I,                            a notary public in and for said County in said State, hereby certify that                      , whose name as                             of INO THERAPEUTICS LLC, a Wisconsin limited liability company, is signed to the foregoing document and who is known to me, acknowledged before me on this day that, being informed of the contents of the document, he/she, as such                           , executed same voluntarily for and as the act of said limited liability company.

Given under my hand this the       day of               ,     .

Notary Public

My Commission Expires:

EXHIBIT “A”

EXHIBIT E

World Dairy Center Covenants, Conditions and Restrictions

(Single Copy Provided)

REGISTER OF DEEDS

[ILLEGIBLE] WI

95 MAR 31 PM 3:25

2667604	V29584P 49

DECLARATION OF COVENANTS, CONDITIONS

AND RESTRICTIONS FOR THE

WORLD DAIRY CENTER

THIS DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR THE WORLD DAIRY CENTER (the “Declaration”) is made on this 24 day of March, 1995, by WTG CORPORATION (“Developer”).

W I T N E S S E T H:

WHEREAS, Developer and W. T. Graham own lands legally described in Exhibit A (the “World Dairy Center”); and

WHEREAS, Developer desires to promote and maintain development of the World Dairy Center in a campus setting and that buildings constructed upon the World Dairy Center be architecturally designed and built with standards and specifications in harmony with each other and neighboring sites; and

WHEREAS, Developer desires to establish a general plan governing the architecture, use and enjoyment of the World Dairy Center and the common areas thereof.

NOW, THEREFORE, Developer hereby declares that, for the mutual benefit of its present and future owners of any portion of the World Dairy Center, and their successors and assigns, all lots within the World Dairy Center and described on Exhibit A shall be subject to the following covenants, conditions and restrictions.

ARTICLE I

STATEMENT OF PURPOSE

The purpose of this Declaration is to ensure the highest and best use and the most appropriate development, of each building site; to ensure that all buildings shall be related harmoniously to the terrain and to other buildings in the vicinity; to provide for safe and convenient parking areas; to guard against the erection of poorly designed or proportioned structures; to obtain harmonious use of materials and color schemes; to insure the highest and best development of the World Dairy Center; to prevent haphazard, unharmonious improvement of building sites; to secure and maintain the proper setbacks from streets; and to thereby promote the development of the world Dairy Center as a high-quality development.

ARTICLE II

ARCHITECTURAL REVIEW COMMITTEE

2.1.          Composition and Duty. An architectural review committee (the “Committee”) shall have the duty of approving proposed building plans and specifications and enforcing the provisions of this Declaration in accordance with the terms of this Declaration. The committee shall consist of five persons designated by Developer. The powers and duties of the Committee shall continue for the term of this Declaration and any extensions thereof.

2.2.          Replacement of Committee Members. In the event of incapacity, death or resignation of any Committee member, the remaining member or members shall have full authority to approve, or disapprove of, building plans and specifications until another member can be elected or appointed. Developer shall have the authority to replace any Committee members, and to designate (by giving written notice to the other Committee members) substitute members who shall have the authority to act in the absence of regular Committee members. At such time as Developer completely divests itself of any interest whatsoever in the World Dairy Center, its Committee members shall be elected by the vote of owners of the World Dairy Center who together own a majority of the square footage of platted lots within the World Dairy Center. Such Committee members shall serve at the pleasure of, and may be replaced by, the owners of the World Dairy Center who together own a majority of the square footage of platted lots within the World Dairy Center. Any vote to elect Committee members may be held at a meeting of all owners of platted lots within the World Dairy Center called by a majority of the Committee members, or by written consent of owners who together own a majority of the square footage of platted lots within the World Dairy Center. Should no candidate receive- the votes of owners of the World Dairy Center who together own a majority of the square footage of platted lots within the World Dairy Center, then there shall be runoff elections until such result is reached.

2.3.          Standards for Approval. Approval of the development plans and specifications described in Section 2.4, below, shall be based on, in the judgment of a majority of the Committee members, compliance with the standards set forth in Articles I, III, and IV and upon compliance with the water and Wetland Management Plan for

2

the World Dairy Center dated October 31, 1994 prepared by Johnson, Johnson & Roy, Inc. and submitted by Developer to the City of Madison, as the same may from time to time be amended (the “Water and Wetland Management Plan”). The Committee shall not arbitrarily or unreasonably withhold its approval of such plans and specifications.

2.4.          Procedure. Prior to erecting, placing or altering any building or other improvement upon the World Dairy Center:

(a)       A preliminary development plan, including preliminary drawings and specifications, shall be submitted in writing to the Committee in sufficient detail to enable the Committee to determine if the final development plans, when submitted, would satisfy the requirements of the Committee.

(b)      After the Committee has approved the preliminary development plan, the final development plan shall be submitted to the Committee. The final development plan shall include:

(1)       Landscape plans and specifications, which shall also show existing trees, their species, size and location. It is Developer’s intent that natural and native species of plants shall be emphasized.

(2)       Site plan showing setbacks, existing and finished contours, driveways, exterior lighting, loading and parking areas in sufficient detail to enable the Committee to verify whether the development, when complete, would comply with the Water and Wetland Management Plan.

(3)       Building plans and specifications, including description of materials to be used.

(4)       Exterior elevations and roof plan, including screening of exterior electrical and air conditioning structures.

(5)       Proposed facades of any building, including roofs, with color and texture samples or descriptions.

(6)       Drawings or descriptions of signs, their dimensions, size, location and color.

All such submissions shall be in writing, in triplicate, over the authorized signature of the party proposing the development, to Developer. Developer shall then call a meeting of the Committee to consider such plans and specifications. If, however, Developer no longer has any interest in the World Dairy Center, the submission may be to any member of the Committee, in which case the member receiving the submission shall call a meeting of the Committee to consider such plans and specifications. Action of the Committee

3

will be by majority vote of the five Committee members. The Committee may approve, disapprove, or approve subject to stated conditions the preliminary and final development plans. If the Committee conditionally approves either the preliminary or final development plans, then the applicant shall be entitled to resubmit such plans. The Committee’s decision shall be in writing, signed by at least three Committee members. If the Committee fails to render its decision on the preliminary or final development plans within thirty (30) days of their submission, or upon any resubmitted preliminary or final development plans within fifteen (15) days of their resubmission, approval will be deemed to have been obtained and the applicable covenants, conditions and restrictions in this Declaration shall be deemed to have been complied with.

2.5.          Committee Meetings. Meetings of the Committee may be called at any time by Developer (so long as Developer continues to hold any interest in the World Dairy Center) or by any member of the Committee by delivery of no less than five (15) days’ written notice to each member of the Committee at such member’s address indicated in the records of the Committee for such member. All notices shall be delivered personally or by certified mail, return receipt requested, and shall be deemed complete upon personal delivery (in the case of notice given by personal delivery) or upon deposit into the United States mail (in the case of notice given by certified mail).

2.6.          Variances. The Committee is authorized to grant variances from any provision of this Declaration where such variations will assist in carrying out. the intent and spirit of this Declaration and where strict application of the provision would result in a particular hardship to the person seeking the variance.

ARTICLE III

ARCHITECTURAL RESTRICTIONS

3.1.          Parking. All employee and visitor parking shall be provided on-site. Parking shall not be permitted on any public street or access drive. All parking areas, driveways, and loading areas shall be paved with asphalt or concrete.

3.2.          Utilities. All utilities serving any building or site shall be underground. No building or other improvement, or trees shall be erected, placed or planted within any utility easement.

3.3.          Temporary Buildings. No building or structure of a temporary character shall be used on any lot at any time, either temporarily or permanently except for construction trailers during the period of construction.

4

3.4.          Maintenance and Landscaping. Every site on which a building shall have been placed shall be landscaped in accordance with the final development plan submitted to and approved by the Committee. Existing trees over three (3) inches in caliper shall not be removed without Committee approval, Approved landscaping shall be installed within ninety (90) days of occupancy or completion of the building, whichever occurs first, unless the Committee approves in writing another completion date. After completion, such landscaping shall be maintained in excellent condition by cutting, trimming, fertilizing, watering and weeding. Furthermore, each Owner shall have the duty to maintain, following their installation, all plantings and other improvements (including drainage ditches) installed by Developer within any areas designated as drainage easements on the plat of the World Dairy Center.

ARTICLE IV

USE RESTRICTIONS

4.1.          Refuse. No lot shall be used or maintained as a dumping ground for rubbish, Trash, garbage, and other waste shall be kept in enclosed sanitary containers. All trash areas shall be screened in a manner approved by the Committee so as not to be visible from any street or adjacent lots.

4.2.          Repair of Buildings. No building or structure shall be permitted to fall into disrepair and each building and structure shall at all times be kept in good condition and adequately painted or otherwise finished. In the event of damage or destruction to any such building or structure, such building or structure may be repaired or reconstructed in accordance with the previously approved plans without their resubmission to the Committee.

4.3.          Prohibited Uses. The World Dairy Center shall not be used for the following purposes without the prior written approval of the Committee:

(a)           amusement establishments, including fairgrounds, permanent carnivals, kiddie parks and other similar outdoor amusement facilities;

(b)           asphalt and concrete batching or ready-mix plants;

(c)           automobile laundries;

(d)           concrete products casting;

(e)           junkyards and automobile storage yards;

(f)            railroad freight terminals, railroad switching and classification yards, repair shops and roundhouses;

(g)           secondhand stores and rummage shops;

5

(h)           adult entertainment establishments;

(i)            motor vehicle sales establishment;

(j)            adult entertainment sales establishments;

(k)           automobile accessory stores;

(l)            amusement arcades;

(m)          amusement establishments, including archery ranges, bowling centers, dance halls, golf driving ranges, gymnasiums, pool halls, swimming pools, skating rinks and other similar indoor amusement facilities;

(n)           animal hospitals and kennels including outdoor dog runs or exercise pens;

(o)           automobile service stations;

(p)           contractor or construction offices and shops, and yards, such as building, cement, electrical, heating, ventilating and air conditioning, masonry, painting, plumbing, refrigeration and roofing:

(q)           garages for repair and servicing of motor vehicles, including body repair, painting or motor rebuilding, and accessory towing and wrecker service;

(r)            highway maintenance shops and yards;

(s)           mobile home sales and service establishments;

(t)            model homes or garage displays;

(u)           storage yards;

(v)           taverns;

(w)          trailer sales and rental, for use with private passenger motor vehicles;

(x)            truck sales and rental;

(y)           taxicab business, and

(z)            motor vehicle salvage business.

4.4.          Residential Users. No portion of the World Dairy Center may be used for residential purposes without the prior written approval of the Committee.

6

ARTICLE V

MISCELLANEOUS

5.1.          Enforcement, The Committee, Developer, and any owner of a platted lot within the World Dairy Center shall have the right to bring an action or suit against any party to enjoin or recover damages for the violation of any term, covenant or condition of this Declaration. If the Committee, Developer or any owner seeking enforcement of this Declaration prevails in any enforcement action, such party shall be entitled to recover from the party violating this Declaration its reasonable costs and attorneys’ fees. Furthermore, the City of Madison shall have the right to enforce the covenant set forth in the last sentence of Section 3.4.

5.2.          Ordinances. If the City of Madison’s General Ordinances and land use restrictions differ from the restrictions set forth in this Declaration, then compliance with the more restrictive provisions shall be required.

5.3.          Amendments. This Declaration, or any covenant, condition or restriction contained herein, may be terminated or amended, by a written recorded instrument executed by Developer (so long as Developer continues to own any lands within the lands platted as the World Dairy Center, the First Addition to World Dairy Center or the World Dairy Campus) and by the owners of two-thirds (2/3 rds) of the square footage of the platted lots within the World Dairy Center. No amendment that imposes restrictions upon the use or enjoyment (beyond those set forth in this Declaration) of any lands shall apply to a platted lot that has been previously conveyed by Developer unless such amendment has been approved by Developer and the owners of two-thirds (2/3 rds) of the square footage of the platted lots not owned by Developer and located within the World Dairy Center.

5.4.          Term. The benefits and burdens of the covenants, conditions and restrictions of this Declaration shall run with the land and are binding upon any owner, tenant or occupant of any land subject to this Declaration, their successors and assigns, for a period of twenty (20) years from the date this Declaration is initially recorded, and thereafter shall automatically continue in effect for successive ten. (10)-year periods thereafter unless a document executed by Developer (if Developer still owns any lands within the lands platted as the World Dairy Center, the First Addition to World Dairy Center or the World Dairy Campus) and by the owners of at least two-thirds (2/3 rds) of the platted lots within the World Dairy Center terminating this Declaration is recorded.

5.5.          Governing Law. This Declaration shall be governed by the laws of the State of Wisconsin.

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5.6.          Definition of Developer.    As used herein, the term “Developer” shall mean WTG Corporation or its successors or assigns. The rights of WTG Corporation as “Developer” under this Agreement may be assigned by a written instrument, recorded in the office of the Dane County Register of Deeds.

5.7.          Definition of “Platted Lots,” All references to “platted lots” in this Declaration shall mean those lots described on Exhibit A attached hereto and made a part hereof, as the boundaries of the same may change due to lot line realignment.

IN WITNESS WHEREOF, Developer has executed and delivered this instrument as of the day and year first above written.

WTG CORPORATION

		By:	/s/ W. T. Graham
W. T. Graham, President

STATE OF WISCONSIN	)
) ss.
COUNTY OF DANE	)

On this        day of                  , 1995, W. T. Graham, President of WTG Corporation, a Wisconsin corporation, to me personally  known, acknowledged that he signed the above document for the purposes recited therein on behalf of said corporation.

Name:
Notary Public, State of Wisconsin
My Commission:

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CONSENT

W.T. Graham, as the owner of a portion of the lands described on Exhibit A attached hereto, executes this Declaration in his individual capacity for the purpose of subjecting his interest in said portion to this Declaration.

/s/ W.T. Graham
W.T. Graham

ACKNOWLEDGEMENT

STATE OF WISCONSIN	)
) ss.
COUNTY OF DANE	)

Personally came before me this 24 day of March 1995, W.T. Graham, who executed the above instrument and acknowledged the same.

/s/ Jesse S. Ishikawa
Name:	Jesse S. Ishikawa
Notary Public, State of Wisconsin
My Commission:	is Permanent

RETURN TO

This Document Drafted By:

Jesse S. Ishikawa

MICHAEL, BEST & FRIEDRICH

One South Pinckney Street

P.O. Box 1806

Madison, WI 53701-1806

Phone: 608-257-3501

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EXHIBIT A

Lots Two (2) through Fourteen (14), inclusive, World Dairy Center, in the City of Madison, Dane County, Wisconsin,

EXCEPTING THEREFROM:

Part of the Southwest Quarter of the Northeast Quarter of Section 22, Township 7 North, Range 10 East, City of Madison, Dane County, Wisconsin more fully described as follows:

Beginning at the southeast corner of Lot 2 of the plat of WORLD DAIRY CENTER, according to the recorded plat thereof, thence South 88 degrees 39 minutes 32 seconds West (recorded as South 88 degrees 38 minutes 38 seconds West). 149.51 feet along the south line of said Lot 2: thence North 00 degrees 12 minutes 55 seconds East. 386.32 feet to the southerly right-of-way line of World Dairy Drive: thence North 88 degrees 39 minutes 32 seconds East, 139.02 feet along said southerly right-of-way line; thence South 01 degrees 20 minutes 28 seconds East, 386.18 feet along the east line of said Lot 2 to the point of beginning. This description contains 55,712.08 square feet or approximately 1.28 acres.

Tax Parcel No: 60-0710-221-0095-4; 0099-6; 0098-8

First American Title Insurance Co.
122 East Oiln Avenue	DANE COUNTY
Post Office Box [ILLEGIBLE]	REGISTER OF DEEDS
Madison, Wisconsin 53715-0701	Doc No 2718461

	1995-11-13	03:16 PM
SCRIVENER’S AFFIDAVIT	Trans. Fee	0.00
	Rec. Fee	12.00
	Pages	2

STATE OF WISCONSIN	)
) ss.
COUNTY OF DANE	)

The undersigned, being first duly sworn, does hereby depose and say that:

1.                         He is an adult resident of the City of Madison, County of Dane, State of Wisconsin.

2.                        He at all times relevant hereto was the attorney for WTG Corporation.

3.                        In such capacity, he prepared and caused to be recorded a Declaration of Covenants, Conditions and Restrictions for the World Dairy Center with the Dane County Register of Deeds in Volume 29584 of Records, page 49, as Document No. 2667604 (the “Declaration”).

4.                         The Declaration, at Exhibit A thereto, referred to “Lots Two (2) through Fourteen (14), inclusive, World Dairy Center, in the City of Madison, Dane County, Wisconsin.”

5.                        The description, “Lots Two (2) through Fourteen (14), inclusive, World Dairy Center,” was incorrect because at the time the Declaration was recorded, Lot Nine (9) of the World Dairy Center had been replatted as “Lot Nineteen (19), First Addition to World Dairy Center.”

60-0710-221-0402-1

6.                         Accordingly, the reference set forth on Exhibit A to the Declaration to “Lots Two (2) through Fourteen (14), inclusive, World Dairy Center, in the City of Madison, Dane County, Wisconsin” should read as follows:

Lots Two (2) through Eight (8), inclusive, and Lots Ten (10) through Fourteen (14), inclusive, World Dairy Center, and Lot Nineteen (19), First Addition to World Dairy Center, in the City of Madison, Dane County, Wisconsin.

/s/ Jesse S. Ishikawa
Jesse S. Ishikawa

Subscribed and sworn to before me this 10th day of November, 1995.

/s/ Sheryl A. Dean
Name:	Sheryl A. Dean	[SEAL]
Notary Public, State of Wisconsin
My Commission:	Exp. 7-11-99

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